LOAN AGREEMENT

                                     BETWEEN

                    TRANSEASTERN PLANTATION APARTMENTS, LTD.,

                          A FLORIDA LIMITED PARTNERSHIP

                                       AND

                             HELLER FINANCIAL, INC.,

                             A DELAWARE CORPORATION

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                                TABLE OF CONTENTS

SECTION                                                                 PAGE

Article I
The Loan................................................................  1

Article II
Security................................................................  6

Article III
Conditions Precedent....................................................  6

Article IV
Representations and Warranties..........................................  8

Article V
Affirmative Covenants................................................... 13

Article VI
Negative Covenants...................................................... 17

Article VII
Events of Default; Acceleration of Indebtedness......................... 19

Article VIII
Miscellaneous........................................................... 20

                        EXHIBITS

Exhibit A         Legal Description

Exhibit B         Litigation

                        SCHEDULES

Schedule I        Index of Defined Terms

                                       (i)

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                                                              LOAN NO. 95-130A
                                                              PINE ISLAND PLACE

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("AGREEMENT") is made as of this ___ day of November, 1995 between TRANSEASTERN PLANTATION APARTMENTS, LTD., a Florida limited partnership ("BORROWER") and HELLER FINANCIAL, INC., a Delaware corporation ("LENDER").

                                    RECITALS

         A. Lender has agreed to make a loan (the "LOAN") to Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Promissory Note of even date herewith in the original principal amount of Two Million One Hundred Sixty Thousand and No/100ths Dollars ($2,160,000.00) (the note and all amendments thereto and substitutions therefor are hereinafter referred to as the "NOTE"). The terms and provisions of the Note are hereby incorporated herein by reference in this Agreement.

         B. Borrower is or on the Closing Date will be the owner of certain real property described on EXHIBIT A hereto, located in Plantation, Florida, commonly known as "PINE ISLAND PLACE" (the "PROPERTY").

         C. Borrower shall acquire and develop the Property with a 150 unit apartment complex (collectively called the "IMPROVEMENTS") using the proceeds of the Loan, the Senior Loan, and Borrower's Equity. The Property, the Improvements, and all other improvements now or hereafter located on the Property are collectively called the "PROJECT".

         D.       An index of defined terms appears on the attached SCHEDULE 1.

         NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein the parties agree as follows:

                                    ARTICLE I
                                    THE LOAN

         1.1 FUNDING. On the Closing Date, Lender shall lend to Borrower the sum of One Million Eight Hundred and No/100ths Dollars ($1,800,000.00) (the "INITIAL FUNDING AMOUNT"). "CLOSING DATE" shall mean the date of disbursement of the Initial Funding Amount.

         1.2 LOAN TERM. The Loan shall mature on the last day of the 60th month after the Closing Date (the "MATURITY DATE").

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         1.3      INTEREST RATE. Borrower shall pay interest on the outstanding principal balance of the Loan at a fixed rate per annum equal to ten percent (10%) (the "INTEREST RATE"). Interest shall be computed based on a 360 day year and charged for the actual number of days elapsed.

         1.4 PAYMENTS. Notwithstanding the amount due at the Interest Rate, Borrower shall make payments on the twentieth (20th) day of each month, computed on the outstanding principal balance of the Loan at the Payment Rate, which shall be applied first to interest, and then to Accrued Interest. "PAYMENT RATE" shall mean an amount equal to Net Cash Flow for the immediately preceding calendar month; provided, however, in no event shall the Payment Rate exceed the total of current and accrued interest then outstanding.

         To the extent interest at the Interest Rate exceeds the Payment Rate, the excess interest shall accrue ("ACCRUED INTEREST") and be added to principal outstanding under the Loan. Accrued Interest shall bear interest at the Interest Rate. The aggregate outstanding amount of Accrued Interest shall not exceed the lesser of: (i) 20% of the outstanding balance of the Loan; and $360,000.00 (the "MAXIMUM INTEREST ACCRUAL"). In the event Accrued Interest reaches the Maximum Interest Accrual, Borrower shall immediately commence monthly payments at the greater of the Interest Rate and the Payment Rate. Once a repayment of Accrued Interest has occurred such that the outstanding amount of Accrued Interest is less than the Maximum Interest Accrual, Borrower shall be permitted to again accrue interest up to the Maximum Interest Accrual.

         "NET CASH FLOW" means all gross revenue collected from or in connection with the Project (including rents, expense reimbursements, interest income and forfeited security deposits); LESS (a) all bona fide normal, customary and reasonable operating expenses actually paid (including a management fee not to exceed four percent (4%) of effective gross income) and any real estate tax escrow; (b) all amounts then due on the Senior Loan or any loan approved by Lender that refinanced the Senior Loan; and (c) deposits into reserves approved by Lender or required by the Loan Documents or the Senior Loan Documents.

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         1.5      SOURCES AND USES.  The sources and uses of funds for the
contemplated transaction are as follows:

             SOURCES                                 USES
             -------                                 ----

Borrower Equity         $  716,800.00    Hard Costs         $ 7,911,351.00

Initial Funding          1,800,000.00    Soft Costs           2,183,449.00
Amount

Senior Loan              9,900,000.00    Developer Fees         300,000.00

Accrued Interest           360,000.00

                                         Accrued Interest       360,000.00

                                         Land Costs/
                                         Purchase Price       1,995,000.00

                                         Lender                  27,000.00
                                         Commitment
                                         Fee
             --------------------------        --------------------------------

Total                  $12,776,800.00    Total               $12,776,800.00
             ==========================        ================================

Borrower shall deliver such information and documentation as Lender shall request to verify that the sources and uses are as indicated above. A reduction in the amounts necessary for any of the uses shall result in an equal reduction in the amount of the Loan, provided such reduction is approved by Senior Lender and subject to Borrower's ability to reallocate any cost savings toward the payment of any cost overruns elsewhere within the Budget.

         1.6 EXCESS CASH FLOW. As additional consideration for entering into this Agreement and making the Loan and in lieu of a larger commitment fee, Borrower shall pay to Lender each calendar quarter Lender's Percentage of Excess Cash Flow corresponding to such period commencing on the Closing Date and continuing until such time as the Participation is paid in full. Excess Cash Flow payments shall be due and payable within fifteen (15) days after the end of each calendar quarter and shall be accompanied by operating statements for the Project certified true, complete and correct by Borrower and a certificate showing Borrower's calculation of Excess Cash Flow.

         "EXCESS CASH FLOW" for any calendar quarter shall be defined as Net Cash Flow for such period less (i) current payments due on the Loan for such period; and (ii) actual expenditures for capital improvements, tenant improvements and leasing commissions approved by Lender.

         1.7 DISTRIBUTION/PARTICIPATION. Net Proceeds realized from a Transfer Event, an Appraisal Event, or any Refinance, respectively, shall be distributed, or have an assumed distribution, in the following order of priority:

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         (1)      To Senior Lender, if the Senior Loan is being repaid in
         full, to pay all outstanding principal, interest, costs and expenses under the Senior Loan;

         (2) To Lender to pay all outstanding principal, interest, costs and expenses under the Loan Documents;

         (3) To Borrower for distribution pursuant to the Partnership Agreement (as hereinafter defined) an amount equal to a ten percent (10%) annual return on Borrower's Equity, to the extent not previously distributed;

         (4) To Borrower to repay its Equity in the amount of $716,800.00, to the extent not previously distributed;

         (5) To Lender to pay the greater of the Preferred Payment amount and the applicable Lender's Percentage of the Net Proceeds to the extent not previously distributed; and

         (6)      To Borrower, the Net Proceeds then remaining.

The amounts due Lender pursuant to subsection (5) above are hereinafter referred to as the "PARTICIPATION". The Participation is paid to Lender as additional consideration for making the Loan and in lieu of a larger commitment fee. A Participation shall be due upon each Refinance of the Property unless Lender elects to treat a Refinance as a final distribution of the Participation. Absent such election, the Loan Documents shall remain in effect after each Refinance to secure future payments of the Participation. The documents evidencing and securing such Refinance shall be subject to Lender's approval.

         In no event shall Lender be obligated to return any payments received pursuant to this Section 1.7. Borrower shall consult with Lender regarding any proposed sale of the Project prior to the issuance of the final certificate of occupancy at least thirty (30) days prior to the execution of a binding agreement regarding such sale.

         "TRANSFER EVENT" means any of the following made to a third party in an arm's length transaction for fair value: (i) any sale, assignment, transfer, exchange or other disposition of all or any portion of the Project or all of Borrower's interest therein; (ii) any sale, assignment, transfer, exchange or other disposition of all of the ownership interest of Borrower including any merger, consolidation, recapitalization or reorganization of Borrower; or (iii) the entering into a ground lease of the entire Project.

         "APPRAISAL EVENT" means, at Lender's election, the occurrence of any of the following: (i) unless expressly permitted under the Loan Documents, any sale or transfer of the Project, of any economic interest in the Project or of any interest in Borrower that does not constitute a Transfer Event; (ii) a Refinance; (iii) the Maturity Date or any earlier date on which the Loan becomes due as a result of acceleration or otherwise; or (iv) November 30, 2000 ("END DATE").

         "REFINANCE" means any refinancing or payoff of the Senior Loan or the Loan, whether by another loan, a syndication or the issuance of securities or otherwise.

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         "NET PROCEEDS" means:

                    (i) in the case of an Appraisal Event, the Appraised Value less the estimated amount of customary closing costs (including a broker's commission) not to exceed three percent (3%) of the Appraised Value;

                   (ii) in the case of a Refinance, the gross financing proceeds less reasonable costs and expenses of the financing; or

                  (iii) in the case of a Transfer Event, the value of all consideration received in connection with such Transfer Event including cash, notes, assumed indebtedness, deferred payments (contingent or otherwise), prepaid expenses, non-customary prorations in favor of the seller LESS reasonable and customary costs and expenses of transfer (including broker's commissions) not to exceed three percent (3%) of the aggregate consideration; PROVIDED that if the aggregate consideration for the Project is not readily ascertainable or if Lender disputes the computation of aggregate consideration, Net Proceeds shall mean the Appraised Value less reasonable and customary costs above provided for a Transfer Event.

         "APPRAISED VALUE" means the market value of the Project assuming a stabilized occupancy of 95%, as of a date not earlier than sixty (60) days prior to an Appraisal Event or a Transfer Event, as the case may be, determined by one or more independent MAI appraisers as set forth below. Borrower and Lender shall each retain an appraisal firm to appraise the Project. If the two (2) appraisals vary by less than ten percent (10%), the market value shall be the average of the two. If the appraisals vary by more than ten percent (10%), then the two (2) firms shall choose another appraisal firm, which firm shall render its opinion of value. If a third firm is retained, the market value shall be the average of the two (2) appraisals closest in value. If Borrower fails to retain an appraiser within ten (10) days of Lender's request, the market value shall be the amount determined by Lender's appraiser. In any such case, the determination so made shall be conclusive and binding on Borrower and Lender.

         "PREFERRED PAYMENT" from and after the date hereof means an amount of equal to $500,000.00.

         "LENDER'S PERCENTAGE" means: (i) thirty percent (30%) for the first two
(2) Loan Years; (ii) thirty-five percent (35%) for the third Loan Year; (iii) forty percent (40%) for the fourth Loan Year; and (iv) forty-five percent (45%) for the fifth Loan Year. Lender's Percentage shall be determined on the date all principal and interest due under the Loan Documents is paid in full.

         "LOAN YEAR" means the period from the Closing Date through the last day of the same month in the following year and thereafter each successive twelve
(12) month period.

         1.8 PREPAYMENTS. Borrower may prepay the outstanding principal balance of the Loan in full or in part at any time; PROVIDED Borrower gives Lender at least five (5) days' prior written notice and pays all accrued and unpaid interest and the Participation and any other fees and costs then due to Lender.

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         Borrower may prepay the Senior Loan without a simultaneous prepayment of the Loan provided: (i) the Loan is not in default; (ii) the new senior loan is on substantially the same terms and is otherwise acceptable to Lender; (iii) the proceeds from a Senior Loan Refinance are distributed pursuant to Section 1.7; and (iv) the new senior lender is acceptable to Lender and provides to Lender a recognition agreement on substantially the same terms and conditions as contained in the Recognition Agreement. Upon a Refinance of the Senior Loan, all references in this Agreement to Senior Lender, Senior Loan and Senior Loan Documents shall be deemed to apply to the new senior lender and its documentation.

                                   ARTICLE II
                                    SECURITY

         The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively called the "COLLATERAL"): (a) collateral assignments of all of the general and limited partnership interests in Borrower (collectively, the "PLEDGES"); (b) a completion guarantee from the Principals ("GUARANTY"); and (c) any other collateral or security described in this Agreement.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         Lender's obligation to disburse the Loan is subject to satisfaction of all of the following conditions.

         3.1      SENIOR LOAN.

         (a) Borrower shall have obtained a development and construction loan (the "SENIOR LOAN") in the principal amount of $9,900,000.00 from SouthTrust Bank, a national banking association ("SENIOR LENDER"). The Senior Loan shall (i) bear interest at a rate of not more than 10% per annum, (ii) have no amortization of principal until the twenty-fifth (25th) month of its loan term, (iii) have a term of not less than 48 months, (iv) charge a fee of not more than 1%, (v) permit prepayment without a fee (except as otherwise set forth in the Senior Loan Documents), (vi) be guaranteed by the Principals and Properties and (vii) be secured by, among other things, a mortgage encumbering the Project. Lender shall have received copies of all documents which evidence and secure the Senior Loan (collectively the "SENIOR LOAN DOCUMENTS"). The Senior Loan Documents shall not contain provisions cross-defaulting or cross-collateralizing the Senior Loan with any other loans.

         (b) Lender and Senior Lender shall have executed an agreement ("RECOGNITION AGREEMENT") agreeing and stating that: (i) the Senior Loan is not in default; (ii) that the granting of the Pledges does not constitute a default under the Senior Loan; (iii) Lender has the right (but not the obligation) to cure monetary defaults within thirty (30) days and other defaults within forty-five (45) days (or such additional time as it will take Lender to gain possession of the Project if possession is required to effect such cure) of receipt of written notice; (iv) Senior Lender will not assert against Lender any defaults which by their nature are personal to

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

 Borrower and not curable by Lender; (v) a default of the Loan will not result in a default of the Senior Loan; and (vi) Lender, or its designee, will be permitted to succeed to the interests in Borrower.

         The Senior Loan Documents and the Recognition Agreement shall be satisfactory to Lender in form and substance.

         3.2 LOAN DOCUMENTS. Lender shall have received the following documentation (collectively with this Agreement, called the "LOAN DOCUMENTS"), all in form and substance satisfactory to Lender:

         (a)      the Note;

         (b)      the Pledges;

         (c)      Uniform Commercial Code financing statements;

         (d)      a hazardous materials indemnity agreement;

         (e) an agreement of Arthur Falcone, Edward Falcone and Philip Cucci, collectively the "PRINCIPALS") regarding non-recourse exception liability; and

         (f)      the Guaranty.

         3.3 MINIMUM EQUITY. On the Closing Date, Borrower shall have cash equity to in an amount not less than $716,800.00 ("EQUITY").

         3.4 APPRAISAL. Lender shall have received a copy of an appraisal report for the Property prepared for Senior Lender by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act. The FIRREA appraisal shall be acceptable to Lender.

         3.5 TITLE. Lender shall have received a copy of Borrower's title insurance policy, acceptable to Lender, subject only to exceptions to title approved by Lender and containing endorsements required by Lender including, without limitation, a so-called "Fairway" (insuring that a transfer of partnership interest does not cause dissolution or otherwise void coverage and extended coverage endorsements.

         3.6 ENVIRONMENTAL REPORT. Lender shall have received a Phase I Environmental audit of the Property. The audit shall (i) be addressed to Lender;
(ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its sole discretion.

         3.7 LEASES. Lender shall have received a copy of and approved the form lease Borrower proposes to utilize for the Project. All existing and future leases of the Project ("LEASES") shall be on the approved form or as otherwise approved by Lender. All non-residential leases shall be approved by Lender.

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

         3.8 APPROVALS. Lender shall have received copies of all necessary approvals for the Project, including approvals relating to the final site plan, zoning and set back variances, if applicable and issuance of all building permits.

         3.9 CONSTRUCTION DOCUMENTS. Lender and its independent consultant shall have reviewed and approved a soils report, construction schedule ("CONSTRUCTION SCHEDULE") indicating the anticipated progress and completion of construction, final plans and specifications for construction of the Improvements ("PLANS AND SPECIFICATIONS"), detailed budget for construction of the Improvements in an aggregate amount not to exceed $12,776,800.00 ("BUDGET"), fixed price contract with a bonded general contractor which shall not be an Affiliate for construction of the Improvements ("CONTRACT"), fixed price subcontracts representing not less than seventy-five percent (75%) of total construction costs (including all individual subcontracts in excess of $50,000.00), architect's contract, applications for building permits, and evidence acceptable to Lender, in its sole discretion, of Project approval by the City of Plantation. All of the foregoing and all other documents and reports used in preparation for or in the actual construction of the Improvements are collectively referred to as the "CONSTRUCTION DOCUMENTS."

         3.10 MANAGEMENT CONTRACT. Lender shall have approved the management company and its management contract with Borrower for the Project prior to Closing, provided, however, that if the management contract is to be executed at any time after the Closing, the contract shall be submitted to Lender for its written approval prior to the execution thereof. The management contract shall prohibit the payment to the management company or an Affiliate thereof of any termination or cancellation fees.

         3.11 OPINIONS OF COUNSEL. Lender shall have received an opinion of Borrower's counsel, acceptable to Lender, stating: (a) that the Loan including the Participation is not usurious under applicable laws; (b) that the Loan Documents are validly executed, duly authorized and binding and enforceable in accordance with their terms; (c) that the execution and delivery of the Loan Documents and the performance of the transactions contemplated thereby do not violate or contravene any law, court order, judgment or contract to which Borrower or any Principal is a party; (d) that the choice of law provision is enforceable; and (e) such further opinions as Lender shall require. The opinion of Borrower's counsel shall be from an independent counsel acceptable to Lender.

         3.12 INDEPENDENT CONSULTANT'S REPORT. Lender shall have received a from its independent consultant in form, and substance satisfactory to Lender regarding construction of the Project.

         3.13 ADDITIONAL ITEMS. Lender shall have received such other items as Lender may reasonably require.

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

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the
Loan:

         4.1 BORROWER EXISTENCE. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Florida with its principal place of business at c/o Transeastern Properties of South Florida, Inc., 3300 University Drive, Coral Springs, Florida 33067. Borrower is in good standing under the laws of the State of Florida and is authorized to transact business in the State of Florida. Borrower has the full right, power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents executed or to be executed by Borrower. The Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower and the Principals, as the case may be, enforceable against Borrower and the Principals, as the case may be, in accordance with their respective terms.

         4.2      PARTNERS.

         (a) Transeastern Plantation Apts., Inc. ("GENERAL PARTNER") is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with its principal place of business at 3300 University Drive, Coral Springs, Florida 33067. General Partner is the sole general partner of Borrower and owns ninety-one and four-tenths percent (91.4%) of the partnership interests in Borrower free and clear of all liens, claims and encumbrances (except for the security interest granted to Lender). General Partner has full right, power and authority to execute the Loan Documents on its own behalf and on behalf of Borrower.

         (b) Transeastern Properties of South Florida, Inc. ("PROPERTIES") is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with its principal place of business at 3300 University Drive, Coral Springs, Florida 33067. Properties is solely a limited partner in Borrower and owns four and three-tenths percent (4.3%) of the partnership interests in Borrower, free and clear of all liens, claims and encumbrances (except for the security interest granted to Lender). Properties owns all of the issued and outstanding stock of General Partner.

         (c) Principals and their respective wives are the sole common stockholders in Properties. Arthur Falcone and his wife own thirty-three and one-third percent (33-1/3%), Edward Falcone and his wife own thirty-three and one-third percent (33-1/3%) and Philip Cucci and his wife own thirty-three and one-third percent (33-1/3%) of the issued and outstanding common stock in Properties. Principals shall have the sole authority to make all material business decisions (including a sale or refinance) for Borrower and General Partner during the term of the Loan.

         (d) Cahaba Land L.L.C. ("CAHABA") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alabama with its principal

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

place of business at Suite 100, 400 Union Hill Drive, Birmingham, Alabama 35209 and is qualified to do business in the State of Florida. Cahaba is solely a limited partner in Borrower and owns four and three-tenths percent (4.3%) of the partnership interests in Borrower, free and clear of all liens, claims and encumbrances (except for the security interest granted to Lender).

         4.3 BORROWER'S PARTNERSHIP DOCUMENTS. A true and complete copy of the agreement creating Borrower and any and all amendments thereto (collectively, the "PARTNERSHIP AGREEMENT") have been furnished to Lender. The Partnership Agreement constitutes the entire agreement among the partners and is binding upon and enforceable against each of the partners in accordance with its terms. There are no other agreements, oral or written, among any of the partners relating to Borrower. No breach exists under the Partnership Agreement and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Partnership Agreement. The Partnership Agreement expressly recognizes and permits the Pledges and any transfers of partnership interests relating thereto, and provides that such a transfer shall not cause a dissolution of Borrower.

         4.4      CORPORATE DOCUMENTS.

         (a) A true and complete copy of the articles of incorporation and by-laws of General Partner and all other documents creating and governing General Partner and its stockholders (collectively, the "GP INCORPORATION DOCUMENTS") have been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of General Partner relating to General Partner. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of General Partner. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents. The Incorporation Documents expressly recognize and permit the Pledges of partnership interests in Borrower and any transfers of ownership interests relating thereto, and provides that such a transfer shall not cause a dissolution of General Partner. There are no shareholder agreements affecting the shareholders of General Partner or Properties.

         (b) A true and complete copy of the articles of incorporation and by-laws of Properties, the Properties Shareholders' Agreement (as hereinafter defined) and all other documents creating and governing Properties and its stockholders (collectively, the "LP INCORPORATION DOCUMENTS") (the GP Incorporation Documents and the LP Incorporation Documents are hereinafter collectively referred to as the "INCORPORATION DOCUMENTS") have been furnished to Lender. Other than that certain Agreement among all of the common shareholders and those shareholders holding a majority interest of the preferred shares of Properties dated November 21, 1995 (the "PROPERTIES SHAREHOLDERS' AGREEMENT"), there are no other agreements, oral or written, among any of the shareholders of Properties relating to Properties. The LP Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The LP Incorporation Documents constitute the entire understanding among the shareholders of Properties. No breach exists under the LP Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute

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

a breach under the LP Incorporation Documents. The LP Incorporation Documents expressly recognize and permit the Pledges of partnership interests in Borrower and any transfers of ownership interests relating thereto, and provides that such a transfer shall not cause a dissolution of Properties.

         4.5 OTHER AGREEMENTS. Borrower is not in default under any contract, agreement or commitment to which it is a party, which would adversely affect Borrower's ability to perform hereunder. The execution and delivery of the Loan Documents, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) to the best of Borrower's knowledge upon due inquiry, conflict or be inconsistent with, or result in any breach of, or constitute a default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any agreements (including leases) between Borrower and any Affiliate related in any way to the Project and any other agreements materially affecting the construction, use and operation of the Project.

         4.6 PROPERTY. Fee simple title to the Property is/or contemporaneously with the initial funding of the Loan will be owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except for exceptions which have been approved in writing by Lender (Lender hereby acknowledges that it has approved the Senior Loan). Borrower has obtained all approvals needed to construct the Project. The Property is and the Project when completed will be in compliance with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of the Project and the right and ability to construct, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property. There are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, or restrictions of record, or other agreements relating to the Project or the contemplated Improvements, or any part thereof.

         4.7 PROPERTY ACCESS. The Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

         4.8 UTILITIES. All utility services necessary and sufficient for the construction, use or operation of the Project are available at the boundary of the Property including water, storm, sanitary sewer, gas, electric and telephone facilities. Unconditional written permission has been obtained from the applicable utilities or municipalities, as the case may be, to connect the Project with each of such services.

         4.9 FLOOD HAZARDS/WETLANDS. The Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property.

         4.10 HAZARDOUS MATERIALS. No Hazardous Materials are located on or, to the best knowledge of Borrower after due inquiry, beneath the surface of the Property, or on or beneath the surface of adjacent property. "HAZARDOUS MATERIALS" is defined to include any hazardous, dangerous or toxic substance or material within the meaning of any federal, state or local law, regulation or ordinance.

         4.11 TAXES/ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes for 1995 not yet due or payable. Copies of the current general real estate tax bills with respect to the Project have been delivered to Lender. Said bills cover the entire Property and do not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

         4.12 EMINENT DOMAIN. There is no eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge threatened, relating to the Property.

         4.13 LITIGATION. Except as set forth in EXHIBIT B, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to Borrower, any partner in Borrower, any Principal or any of their property, assets, or business, including the Project, which if decided adversely would affect the business, affairs, assets or financial condition of Borrower, any Principal, the Project, or the prospects for repayment of the Loan.

         4.14 DOCUMENTS. Borrower and the Principals have furnished Lender with a true and complete copy of all documents relating to the Senior Loan and the Project.

         4.15 ACCURACY. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or the Principals contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan.

         4.16 FOREIGN OWNERSHIP. Neither Borrower nor any partner in Borrower nor any Principal is or will be, and no legal or beneficial interest of a partner in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

         4.17 SOLVENCY. Neither Borrower, nor any partner in Borrower, nor any Principal is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

         4.18 FINANCIAL CONDITION/NO CHANGE. Borrower has heretofore delivered to Lender copies of the most current financial statements of Borrower, General Partner and Principals.

Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of said Borrower, General Partner and Principals as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of Borrower, General Partner or any Principal. Neither Borrower, General Partner nor any Principal has any material contingent liabilities not provided for or disclosed in said financial statements. The Principals have delivered collateral value statements prepared on a basis which is acceptable to Lender and certified as true and correct by such Principals. There has been no material adverse change since July 5, 1995 in the structure, business operations, credit, prospects or financial condition of Borrower, General Partner, any Principal or the value, condition or use of the Project.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         5.1 PAYMENT OF INDEBTEDNESS; PERFORMANCE OF OBLIGATIONS. Borrower shall promptly pay when due all payment obligations of Borrower (including the payment of Lender's Percentage of Excess Cash Flow and the Participation) to Lender (the "INDEBTEDNESS") and shall promptly perform all other obligations of Borrower to Lender.

         5.2      TAXES AND OTHER OBLIGATIONS.

         (a) Except as provided in subsection (b) below, Borrower shall pay, before delinquency, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Project (collectively, "CHARGES"). Borrower shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges, so long as: (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest or object to any such Charges; (b) such contest stays the enforcement or collection of the Charges or any lien created; and (c) the Charges or lien created are bonded or insured over by the title insurance company or Borrower has posted security therefor in accordance with the provisions of the Senior Loan Documents and in a manner acceptable to Lender. Upon the request of Lender, Borrower shall immediately furnish to Lender all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance. Without releasing Borrower from its obligations hereunder, Borrower's rights and obligations pursuant to this
Section 5.2 may be assumed by a tenant of the Property pursuant to its Lease.

         (b) On the Closing Date Borrower shall establish a real estate tax and assessment escrow with Lender if not established with Senior Lender. On the first day of each calendar month Borrower shall deposit into such escrow one-twelfth (1/12) of the annual real estate taxes and assessments for the Project as estimated by Lender. If at any time, including on the Closing Date, there are insufficient funds in such escrow, when added to such monthly escrow payments, to pay the next due real estate tax and assessment invoices for the Project, immediately upon Lender's request Borrower shall deposit into such escrow an amount equal to such deficiency. From time to time to the extent the Senior Loan Documents (i) require a similar real estate tax and assessment escrow to be held by Senior Lender or (ii) permit the proceeds of the Senior Loan to be used to pay real estate taxes and assessments on the Project and there are sufficient Senior Loan proceeds available therefor, the provisions of this Section 5.2(b) shall be suspended.

         5.3 INSURANCE. Borrower shall keep the Project insured, and shall maintain general liability coverage and such other coverages required by the Senior Loan Documents and as otherwise required by Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. In case of loss or damage by fire or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender. In such case of loss or damage by fire or other casualty, Lender shall allow Borrower to use the proceeds of the applicable insurance policy for restoration of the Project, subject to the consent of the Senior Lender and provided, in Lender's reasonable discretion, that the value of the Project and the ability to service the Project's debt has not been impaired.

         5.4 CONDEMNATION. Borrower shall within three (3) business days of its receipt of notice thereof, notify Lender of any action or proceeding relating to any condemnation or other taking of the Project, or part thereof, and Borrower shall, after consultation with and subject to Lender's written approval, appear in and prosecute any such action or proceeding and/or settle or compromise any claim in connection therewith.

         5.5      PRESERVATION AND MAINTENANCE OF THE PROJECT. Borrower shall:
(a) not commit waste or permit impairment or deterioration of the Project; (b) not abandon the Project; (c) keep the Project in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Project to the equivalent of its original condition; and (d) give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Project, the security granted by the Loan Documents or the rights or powers of Lender. Borrower shall not remove, demolish or alter any Improvement on the Property except when incident to the Construction Documents.

         5.6 INSPECTION. Subject to the rights of tenants under Lender approved Leases, Lender and its authorized agents may enter upon and inspect the Project at all reasonable times for reasonable purposes upon notice given orally or in writing. Lender, at Borrower's expense, shall retain one or more independent consultants to periodically inspect the progress of construction of the Project and all documents, drawings, plans, and consultants' reports relating thereto.

         5.7 BOOKS AND RECORDS/AUDITS. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project (including computations of Net Cash Flow and Excess Cash Flow) and to provide the financial statements required to be provided to Lender pursuant to Section 5.8 below and copies of all written contracts, correspondence, reports of Senior Lender's independent consultant, Construction Documents and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation (including the computation of Net Cash Flow and Excess Cash Flow) equal to or greater than the greater of: (i) five percent (5%) in the aggregate; or (ii) $5,000.00 more than any computation submitted by Borrower.

         5.8      FINANCIAL STATEMENTS.

         (a) Borrower shall furnish to Lender and shall cause General Partner and Principals to furnish to Lender such financial statements and other financial information as Lender may from time to time request. Without limitation of the foregoing, Borrower shall furnish to Lender and shall cause Principals to furnish to Lender statements of the operation of the Project (including a current rent roll, monthly operating statements, monthly delinquency reports and a monthly schedule of delinquency of receipts and payments) as of the last day of each month, to be delivered within 20 days after the end of each month and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project, to be delivered within 120 days after the end of each fiscal year and certified by Borrower as true, correct, and complete. All such financial statements shall show all material contingent liabilities.

         (b) Borrower shall furnish to Lender and shall cause Principals to furnish Lender with an annual balance sheet and financial statements from Borrower, General Partner and each Principal, certified true, correct, and complete by Borrower, General Partner or such Principal, as applicable, within 120 days of the end of each fiscal year. At Lender's request, such financial statements shall include, specific information concerning Borrower's, General Partner's and each Principal's other real estate holdings, including property income and expenses, debt service requirements and occupancy) and most recently filed Form 1065 federal income tax return for Borrower.

         (c) If Borrower fails to furnish or cause to be furnished promptly any report required by the previous subparagraphs (a) and (b) hereof, or if Lender reasonably deems such reports to be unacceptable, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower, General Partner and each Principal which in any way pertain to the Project and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable expenses of the audit and other services, which expenses shall be immediately due and payable with interest thereon at the default rate contained in the Note.

         5.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

         5.10 NOTICE OF LITIGATION OR DEFAULT. Borrower shall promptly provide Lender with:

            (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's or any Principal's knowledge, threatened against or relating to Borrower, General Partner, any Principal, or the Project;

            (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower or any Principal relating to the Project; and

            (c) written notice of any default under the Senior Loan Documents within five (5) days of Borrower's actual knowledge of such default and, if Borrower has received written notice of default from Senior Lender, a copy of such notice.

         5.11 AUTHORITY. Edward Falcone, Arthur Falcone and Philip Cucci are and will remain officers of General Partner, and Arthur Falcone shall have authority to make all material business decisions (including a sale or refinance) for Borrower during the term of the Loan.

         5.12 AFFILIATE TRANSACTIONS. From time to time before entering into any agreement with an Affiliate, Borrower shall deliver to Lender copies of any agreements between Borrower and any Affiliate related in any way to the Project, all of which shall be satisfactory to Lender, in its sole discretion. If requested by Lender, such agreements shall provide Lender the right to terminate same upon Lender's (or its designee's) acquisition of the partnership interests in Borrower through foreclosure, an assignment-in-lieu of foreclosure, UCC sale or otherwise.

         "AFFILIATE" shall mean with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "PERSON"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or any Principal; any officer, director, partner or shareholder of such Borrower or any Principal; and any relative of any of the foregoing. The term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         5.13 HAZARDOUS MATERIALS. Borrower covenants to keep the Project free from Hazardous Materials.

         5.14 CONSTRUCTION. The Improvements shall be completed in substantial accordance with the Construction Documents and in compliance with all applicable laws, regulations, ordinances, codes, permits, licenses, covenants of record or other agreements relating to the Project, or any part thereof.

         5.15 COPIES OF SENIOR LOAN REQUESTS. Borrower shall provide Lender, on a monthly basis, with copies of all draw requests which are provided to or for Senior Lender.

         5.16 REFINANCING. In the event that Borrower shall refinance the Senior Loan prior to the maturity of the Loan, such refinancing shall be a non-participating fixed-rate loan in an amount not less than the outstanding balance of the Senior Loan (the "REPLACEMENT LOAN"). All documents evidencing and securing the Replacement Loan (collectively, the "REPLACEMENT LOAN DOCUMENTS") shall be subject to Lender's approval and shall not contain provisions cross-defaulting or cross-collateralizing the Replacement Loan with any other loans. Lender and the Replacement Loan lender ("REPLACEMENT LENDER") shall enter into a recognition agreement on substantially the same terms and conditions as the Recognition Agreement. Upon such refinancing, all references to the Senior Lender, Senior Loan and Senior Loan Documents shall be deemed to refer to the Replacement Lender, Replacement Loan and Replacement Loan Documents, respectively.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         6.1       NO AMENDMENTS.  Borrower shall not:

         (a) materially amend or modify Lender's approved form of lease for the Project without Lender's written consent;

         (b) suffer or permit the amendment or modification of the Partnership Agreement without Lender's consent;

         (c) make or enter into any changes to the terms of the Senior Loan Documents without Lender's prior consent; or

         (d) amend or modify the Construction Documents without Lender's written consent; provided that Borrower may implement change orders to the Budget, Plans and Specifications and Contract without Lender's prior approval if
(i) the change order is for less than $50,000.00, (ii) the aggregate sum of all change orders does not exceed $300,000.00, and (iii) the change order does not materially alter the design or quality of the Project.

         6.2 LEASES. Without Lender's prior written consent, Borrower shall not enter into any lease or other rental or occupancy arrangement or concession agreement with respect to the Project unless on a form previously approved by Lender.

         6.3       TRANSFERS OF THE PROPERTY OR BENEFICIAL INTEREST IN
BORROWER. Neither Borrower nor any Principal shall (a) create or permit the creation of any new ownership interest in Borrower, any partner in Borrower or any Principal, or (b) sell, transfer or assign (i) all or any part of the Project; or (ii) any ownership interest in Borrower or any Principal (including any interest in the profits, losses or cash distributions in any way relating to the Project or Borrower) except that, so long as at all times Arthur Falcone, Edward Falcone and Philip Cucci control Borrower, General Partner and Properties, (A) Properties and Cahaba can each transfer their limited partnership interest to another partner or to a third party provided that all new partners shall execute any necessary documentation to pledge their interests to Lender as security for the Loan, all in form and substance acceptable to Lender, (B) Properties may elect to become a publicly held corporation, or (C) new ownership interests may be created in Properties provided that the parties that executed or execute the Properties Shareholders' Agreement always constitute a sufficient majority of the ownership interests in each class of stock in Properties to ensure that Arthur Falcone, Edward Falcone and Philip Cucci control all material decisions in

Properties. Intestate transfers or transfers by devise shall not constitute a transfer for the purposes of the foregoing provisions.

         6.4 NO ADDITIONAL LIENS, ENCUMBRANCES OR INDEBTEDNESS. Borrower covenants not to grant or permit the filing of any lien or encumbrance on the Project, other than those created by the Senior Loan Documents, without the prior written consent of Lender; provided, however, Borrower may, by appropriate proceeding, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest, (b) such contest stays the enforcement of the contested lien, and (c) the contested lien is bonded or insured over by the title insurance company or Borrower has posted security therefor in accordance with the provisions of the Senior Loan Documents and in a manner acceptable to Lender.

         6.5 NO ADDITIONAL INDEBTEDNESS. Borrower shall not, without Lender's prior written consent, incur additional indebtedness, except for (a) trade payables in the ordinary course of business and (b) other amounts in the Budget or any other budget approved by Lender.

         6.6 SINGLE ASSET ENTITY. Borrower shall not: (i) hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Project; (ii) become a shareholder, member or partner of any entity which acquires or holds any property other than the Project; or (iii) conduct any business other than the ownership and development of the Project.

         6.7 PERSONAL PROPERTY. Neither Borrower nor the Principals shall, without the prior written consent of Lender, sell, assign, transfer, remove or permit to be removed from the Project any personal property owned by Borrower now or at any time located at or used in connection with the construction, operation, repair or replacement of the Project ("PERSONAL PROPERTY"). So long as no Event of Default exists, Borrower may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Project, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property.

         6.8 CONVERSION. Borrower shall not, and shall not permit, the Property or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form of ownership ("CONVERSION") until such time as the Loan is paid in full, together with all interest thereon, including the Participation.

         6.9 USE OF PROPERTY; IMPROVEMENTS. Borrower shall not permit changes in the plat of subdivision, zoning classification or use of any part of the Project from residential use without Lender's written consent.

         6.10 NO COMMINGLING FUNDS. Borrower shall not commingle the funds related to the Project with funds from any other property.

         6.11 PROPERTY MANAGER. Borrower shall not change the Project manager or amend or terminate the management contract for the Project without Lender's prior written consent, which shall not be unreasonably withheld.

                                   ARTICLE VII

                 EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS

         7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

                   (a) failure of Borrower to pay, within five (5) days of the due date, any of the Indebtedness, including any payment due under the Note or this Agreement; or

                   (b) failure of Borrower to strictly comply with Sections 5.3 (insurance), 5.6 (inspection), 6.3 (prohibition on transfers), 6.4 (no additional liens), and 6.6 (single asset entity) of this Agreement; or

                   (c) breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above which is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder; or

                   (d) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any Principal (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within ninety (90) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or Borrower or any Principal makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

                   (e) the occurrence of a default and the expiration of any cure period applicable thereto under any other Loan Document; or

                   (f) Borrower shall default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

                   (g) any statement, report or certificate made or delivered to Lender by Borrower or any Principal is not materially true and complete at any time;

                   (h) the occurrence of a default under the Senior Loan Documents and the expiration of any applicable cure period; or

                   (i) the failure of Borrower to obtain, within ten (10) days after the Closing Date, all building permits required for construction of the Improvements.

            7.2 ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 BORROWER AND LIEN NOT RELEASED. Without affecting the liability of Borrower, any Principal or any other person liable for the payment of the Indebtedness, and without affecting Lender's rights under this Agreement, Lender may, from time to time and without notice to any lien holder or holder of any right or other interest in and to the Project: (a) release any person so liable; (b) waive or modify any provision of this Agreement or the other Loan Documents or grant other indulgences; (c) release all or any part of the Project; (d) take additional security for any obligation herein mentioned; (e) subordinate its rights under any of the Loan Documents; (f) consent to the granting of any easement; or (g) consent to any map or plan of the Project.

            8.2 EXPENDITURES AND EXPENSES. Borrower agrees to promptly pay all reasonable "COSTS" incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the default rate set forth in the Note until paid. For the purposes hereof "COSTS" shall mean all expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale of the partnership interests in Borrower the true condition of the title to, or the value of, the Project.

            8.3 DISCLOSURE OF INFORMATION. Borrower agrees that Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any sale of the partnership interests in Borrower) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, the Principals or any third party or obtained as a result of any environmental assessments. Except in the event of gross negligence or reckless misconduct on the part of Lender, Borrower and the Principals agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and the Principals, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

            8.4 SALE OF LOAN. Lender, at any time and without the consent of Borrower or the Principals, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

            8.5    FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by
Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Indebtedness, nor shall Lender's receipt of any awards, proceeds or damages pursuant to Section 5.4 hereof operate to cure or waive Borrower's or the Principals' default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

            8.6 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

            8.7 GOVERNING LAW; SEVERABILITY. The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Illinois, except that the provisions of the laws of the State of Florida shall be applicable to the creation, perfection and enforcement of the lien created by the Pledges. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

            8.8 RELATIONSHIP. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

            8.9 INDEMNITY. Borrower hereby agrees to indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of Borrower, any Principal, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Pledges.

           8.10 NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; or on the first business day after the date of such transmission if on a non-business day or after 3:00 p.m. (Chicago time) on a business day; PROVIDED that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:          Transeastern Plantation Apartments, Ltd.,
                              c/o Transeastern Properties of South Florida, Inc.
                              3300 University Drive
                              Coral Springs, Florida  33065
                              Attn: Mr. Edward Falcone
                              Telecopy: (305) 753-0351

With a copy to:               Nason, Gildan, Yeager, Gerson & White, P.A.
                              1645 Palm Beach Lake Boulevard, Suite 1200
                              West Palm Beach, Florida 33401
                              Attention: Gary Gerson, Esq.
                              Telecopier: (407) 686-5442

Notices to Lender:            Heller Financial, Inc.
                              Real Estate Financial Services
                              Attn: Manager, Asset Management
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7119

With a copy to:               Heller Financial, Inc.
                              Real Estate Financial Services
                              Attn: Group General Counsel
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7872

           8.11 SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; AND CAPTIONS. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and the Principals, subject to the provisions of this Agreement. All covenants and agreements of Borrower and the Principals shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

           8.12 TERMS AND USAGE. As used in the Loan Documents "BUSINESS DAY" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

           8.13 LOSS OF NOTE. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

           8.14 EXCULPATION. This Agreement and other Loan Documents and all of Borrower's obligations hereunder and thereunder are subject to the provisions of the Note entitled Exculpation, which are incorporated herein by this reference.

           8.15 TIME OF ESSENCE. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreement contained herein and therein.

           8.16 VENUE. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O CT CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS

UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

           8.17 JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

           8.18 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

           8.19 FINAL AGREEMENT/MODIFICATION. This Agreement, together with the other Loan Documents, represents the entire agreement among Borrower, Principals and Lender and supersedes all prior agreements among the parties. This Agreement and the other Loan Documents may only be modified by written instrument executed by the applicable parties.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                                     BORROWER:

                                     TRANSEASTERN PLANTATION APARTMENTS, LTD., a Florida limited partnership

                                     By: TRANSEASTERN PLANTATION APTS., INC.,
                                         a Florida corporation, its sole general
                                         partner

                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________

                                     LENDER:

                                     HELLER FINANCIAL, INC., a Delaware
                                     corporation

                                     By:________________________________________
                                     Name:______________________________________
                                     Its:_______________________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

         PARCEL 1: FEE SIMPLE ESTATE:

         That portion of Tract "A", according to the plat of Pine Island Villas, as recorded in Plat Book 83 at Page 25 of the Public Records of Broward County, Florida, described as follows:

         Commencing at the Southwest corner of said Tract "A"; Thence run North 1(degree)45'35" West (on a plat bearing) 411.19 feet along the West boundary of said Tract "A", to the Point of Beginning; thence continue North 1(degree)45'35" West 290.97 feet along said West boundary to the Northwest corner of said Tract "A", being a point of intersection with the arc of a curve running Northeasterly to the left, a radial at said point bearing North 20(degree)16'15" West; Thence along the arc of said curve to the left (also forming the Northerly boundary of said Tract "A") having a radius of 1033.25 feet and a central angle of 24(degree)16'02" run Northeasterly 437.63 feet to a point of tangency; Thence run North 45(degree)27'43" East 396.70 feet along said Northerly boundary being the tangent extended to the most Northerly corner of said Tract "A", being a point of intersection with the arc of a curve running Southeasterly to the right a radial at said point bearing South 46(degree)26'37" West; Thence along the arc of said curve to the right (also forming the easterly boundary of said Tract "A") having a radius of 1947 feet and a central angle of 16(degree)56'09", run Southeasterly 575.50 feet; Thence run South 65(degree)30' West 229.17 feet; Thence run South 75(degree)30' East 52.07 feet to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 15 feet and a central angle of 141(degree), run Southeasterly and Southwesterly 36.91 feet to a point of tangency; Thence run South 65(degree)30' West 34.92 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 40(degree)32'30", run Southwesterly 14.15 feet to a point of reverse curvature; Thence along the arc of a curve to the right, having a radius of 20 feet and a central angle of 161(degree)25'15", run Southwesterly and Northwesterly 56.35 feet to a point of reverse curvature; Thence along the arc of a curve to the left, having a radius of 20 feet and a central angle of 30(degree)52'46", run Northwesterly 10.78 feet to a point of tangency; Thence run North 24(degree)30' West 14.74 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 90(degree), run Northwesterly and Southwesterly 31.42 feet to a point of tangency; Thence run South 65(degree)30' West 80.01 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 65(degree)30', run Southwesterly 22.86 feet to a point of tangency; Thence run due South 18.28 feet along the tangent extended to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 20 feet and a central angle of 90(degree), run Southwesterly 31.42 feet to a point of tangency; Thence run due West 20 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 90(degree), run Southwesterly 31.42 feet to a point of tangency; Thence run due South 82.83 feet along the tangent extended to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 20 feet and a central angle of 90(degree), run Southwesterly 31.42 feet to a point of tangency; Thence run due West 25.08 feet along the tangent extended to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 30 feet and a central angle of 28(degree)57'18", run Westerly 15.16 feet to a point of reverse curvature; Thence along the arc of a curve to the left, having a radius of 30 feet and a central angle of 28(degree)57'18", run Westerly 15.16 feet to a point of tangency; Thence run due West 210 feet along the tangent extended; Thence run due South 11.67 feet; Thence run due West
271.96 feet, to the Point of Beginning.

         Said lands situate in the City of Plantation, Broward County, Florida.

         PARCEL 2:

         Together with a Non-Exclusive Easement for Ingress and Egress pursuant to instrument recorded in Official Records Book 22825, Page 895, as amended by First Amendment to Declaration recorded in Official Records Book ____, Page
____.

                                    EXHIBIT B

                                   LITIGATION

                                      None

                                   SCHEDULE 1

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                PAGE
------------                                                                ----
Accrued Interest                                                               2
Affiliate                                                                     16
Agreement                                                                      1
Appraisal Event                                                                4
Appraised Value                                                                5
Assignments                                                                    6
Borrower                                                                       1
Budget                                                                         8
Business day                                                                  23
Cahaba                                                                         9
Closing Date                                                                   1
Collateral                                                                     6
Construction Documents                                                         8
Construction Schedule                                                          8
Contract                                                                       8
Control                                                                       16
Conversion                                                                    18
Costs                                                                         20
End Date                                                                       4
Equity                                                                         7
Event of Default                                                              19
Excess Cash Flow                                                               3
Fairway                                                                        7
FIRREA                                                                         7
General Partner                                                                9
GP Incorporation Documents                                                    10
Guaranty of Completion                                                         6
Hazardous Materials                                                           12
Improvements                                                                   1
Incorporation Documents                                                       10
Indebtedness                                                                  13
Initial Funding Amount                                                         1
Interest Rate                                                                  2
Lender                                                                         1
Lender's Percentage                                                            5
Loan                                                                           1
Loan Documents                                                                 7
Loan Year                                                                      5
LP Incorporation Documents                                                    10
Maturity Date                                                                  1
Maximum Interest Accrual                                                       2

Net Cash Flow                                                                  2
Net Proceeds                                                                   5
Note                                                                           1
Participation                                                                  4
Partnership Agreement                                                         10
Payment Rate                                                                   2
Person                                                                        16
Personal Property                                                             18
Plans and Specifications                                                       8
Pledges                                                                        6
Preferred Payment                                                              5
Principals                                                                     7
Project                                                                        1
Property                                                                       1
Recognition Agreement                                                          6
Refinance                                                                      4
Replacement Lender                                                            17
Replacement Loan                                                              16
Replacement Loan Documents                                                    16
Senior Lender                                                                  6
Senior Loan                                                                    6
Senior Loan Documents                                                          6
Transfer Event                                                                 4

                                                              LOAN NO. 95-130A

                                                              PINE ISLAND PLACE

                                    GUARANTY

      1. THE GUARANTY. To induce HELLER FINANCIAL, INC., a Delaware corporation (hereinafter, together with its successors and assigns, referred to as "LENDER"), having a mailing address at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661, to enter into a certain financing transaction with TRANSEASTERN PLANTATION APARTMENTS, LTD., a Florida limited partnership, having a mailing address at c/o Transeastern Properties of South Florida, Inc., 3300 University Drive, Coral Springs, Florida 33065 (hereinafter referred to as "BORROWER"), and in consideration of any funds or other financial accommodations heretofore, now or hereafter advanced or made by Lender to or for the benefit of Borrower (the "LOAN") under that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT"), and pursuant to the terms of that certain Promissory Note of even date herewith (the "NOTE") made by Borrower to the order of Lender in the amount of $2,160,000.00 and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the undersigned, EDWARD FALCONE, an individual residing at 2565 S. Ocean Boulevard, Penthouse 4N, Highland Beach, Florida 33487, ARTHUR FALCONE, an individual residing at 1940 Hartford Way, Coral Springs, Florida 33071, and PHILIP CUCCI, an individual residing at 5144 N. Springs Way, Coral Springs, Florida 33076 (individually, "GUARANTOR" and collectively, "GUARANTORS"), who, along with their respective wives, are the sole common shareholders in Transeastern Properties of South Florida, Inc., which is (A) a limited partner in Borrower and (B) the sole owner of all issued and outstanding common stock of Transeastern Plantation Apts., Inc., the sole general partner in Borrower. Guarantors undertake and guarantee, until such time as this Guaranty is terminated in accordance with Section 8 below, the following obligations (the "OBLIGATIONS"):

      (a) the full, faithful and timely performance of the obligations (the "CONSTRUCTION OBLIGATIONS") set forth in the Loan Agreement on Borrower's part to be kept and performed with respect to the construction and one hundred percent (100%) completion ("COMPLETION") of all of the "Improvements" (as defined in the Loan Agreement) required to be performed by Borrower; such Completion shall be:

            (i) in substantial accordance with the "Plans and Specifications" (as defined in the Loan Agreement) and the "Budget" (as defined in the Loan Agreement) relating to the real property legally described on EXHIBIT A attached hereto and the improvements thereon (collectively, the "PROJECT");

            (ii) free and clear of all liens (other than liens for taxes and assessments which are not delinquent and liens filed by SouthTrust Bank in connection with the Senior Loan (as defined in the Loan Agreement)), as certified by the Lender's independent consultant; and

            (iii) pursuant to and in accordance with each portion of the "Completion Schedule" (as defined in the Loan Agreement, including but not limited to Completion by June 30, 1997

      (all of the foregoing as reasonably determined by Lender and its independent consultant);

      (b) the issuance of a final certificate of occupancy;

      (c) the payment of all costs in excess of the Budget associated with the Completion of the Improvements;

      (d) the payment of any and all amounts advanced by Lender after the Closing Date (as defined in the Loan Agreement) to cure defaults (after the expiration of any applicable notice and cure period) under the Loan with respect to the Completion;

      (e) the payment of all expenses (including, without limitation, reasonable attorneys' and paralegals' fees, court costs, costs of appeal and other reasonable legal expenses) paid or incurred by Lender in enforcing its option to cause the Completion in accordance with Section 3 below;

      (f) the payment of all expenses (including, without limitation, reasonable attorneys' and paralegals' fees, court costs, costs of appeal and other reasonable legal expenses) paid or incurred by Lender in endeavoring to collect any amount due Lender under this Guaranty; and

      (g) in addition to the foregoing, all obligations under the Loan Documents (as defined in the Loan Agreement) until the City of Plantation issues all building permits required for construction of the Improvements.

      2. CONSTRUCTION OBLIGATIONS OF GUARANTORS. If (a) the Construction Obligations are not performed by Borrower, or (b) Lender takes possession of the Project prior to the completion of the Construction Obligations by reason of an "Event of Default" (as that term is defined in the Loan Agreement) under the Loan Agreement or any of the other "Loan Documents" (as defined in the Loan Agreement) and Borrower refuses to continue performing Borrower's Construction Obligations, or (c) Lender has the right to cease making or to refuse to make any further disbursements to Borrower under the Loan Documents (any such nonperformance by Borrower, taking of possession by Lender or rightful refusal by Lender to make advances are herein collectively called an "EVENT OF DEFAULT BY BORROWER"), then each Guarantor agrees, jointly and severally, whether or not the funds available to Guarantor pursuant to the Loan Documents are sufficient for such purposes and notwithstanding any act or failure to act of any bonding company issuing a bond:

             (i) to assume full responsibility for lien-free Completion under the same standards, time schedule and other requirements as are applicable to Borrower under the Loan Agreement;

            (ii) at the cost and expense of Guarantors, to perform the Construction Obligations in a manner acceptable to Lender as required by the provisions of the Loan Agreement, the other Loan Documents and the City of Plantation, Florida;

           (iii) to indemnify and hold Lender harmless from any and all loss, cost, damage, liability or expense Lender may suffer by reason of any failure of Guarantor to fulfill the Obligations after the expiration of any applicable notice and cure period set forth herein (such failure is hereinafter referred to as a "GUARANTY EVENT OF DEFAULT"); and

            (iv) to reimburse or repay Lender fully and promptly on demand for all outlays and expenses, including interest thereon at the rate of interest to be charged after the occurrence of a default under the terms of the Note, that Lender may make or incur by reason of a Guaranty Event of Default, including, without limitation, all reasonable outlays and expenses that Lender may make or incur if Lender, in its sole discretion, following a refusal to perform by any Guarantor, elects to complete the Improvements in substantial accordance with the Plans and Specifications, with such changes or modifications thereto as Lender deems reasonably necessary and that in the aggregate do not unreasonably materially increase the cost or scope of the Improvements.

      3. LENDER'S OPTION TO COMPLETE THE PROJECT. If an Event of Default by Borrower occurs or if a Guaranty Event of Default by any Guarantor occurs under this Guaranty, Lender, at its option, shall have the right to complete the Improvements in substantial accordance with the Plans and Specifications, with such changes or modifications thereto as Lender deems reasonably necessary and that in the aggregate do not unreasonably materially increase the cost or scope of the Improvements, either before, during or after commencement of foreclosure proceedings and before, during or after the pursuing of any other remedy of Lender against Borrower or any Guarantor, and expend such sums as Lender deems proper in order to complete the Improvements and cause the Completion to occur in substantial accordance with the Plans and Specifications, with such changes or modifications thereto as Lender deems reasonably necessary and that in the aggregate do not unreasonably materially increase the cost or scope of Improvements. The amount of any and all expenditures incurred by Lender to cause Completion of the Improvements to occur and not funded by any other party shall be immediately due and payable to Lender by Guarantors on demand of Lender.

      4. REPRESENTATIONS AND WARRANTIES. The following shall constitute representations and warranties of each Guarantor respectively (and not representations and warranties by one Guarantor to the status or the facts relating to any other Guarantor), and each Guarantor acknowledges that Lender intends to make the Loan in reliance thereon:

             (a) There is no existing event of default, and no event has occurred which with the passage of time and/or the giving of notice or both will constitute an event of default, under any agreement to which he is a party, the effect of which event of default will impair performance by such Guarantor of his obligations pursuant to and as contemplated by the terms of this Guaranty, and to the best of Guarantor's knowledge after due inquiry, neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of any Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which such Guarantor is a party or by which he or any of his property may be subject, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect, is valid and sufficient therefor and has been approved by Lender;

             (b) There are no actions, suits or proceedings pending or, to the best of Guarantor's knowledge after due inquiry, threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will materially adversely affect performance by any Guarantor of his obligations pursuant to and as contemplated by the terms and provisions of this Guaranty; and

             (c) Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Lender by any Guarantor contains any untrue statement of fact or omits to state a fact material to this Guaranty.

      5.COVENANTS. Each Guarantor for himself agrees and covenants that:

             (a) Any indebtedness of Borrower now or hereafter existing and/or owing, together with any interest thereon, to any Guarantor or Guarantor, is hereby subordinated to the indebtedness of Borrower to Lender under the Loan Agreement and the other Loan Documents, and such indebtedness of Borrower to such Guarantor(s), if a Guaranty Event of Default occurs, shall be collected, enforced and received by such Guarantor(s) trust for the benefit of Lender, and shall be paid over to Lender on account of the indebtedness of Borrower to Lender, but without impairing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty;

             (b) Any lien, security interest or charge on the Project, the personal property located thereon, all rights therein and thereto, or on the revenue and income to be realized therefrom, which any Guarantor may have or obtain as security for any loans, advances or costs in connection with the completion of the Improvements shall be, and such lien, security interest or charge hereby is, with the exception of liens filed by SouthTrust Bank in connection with the Senior Loan (as defined in the Loan Agreement), subordinated to all liens and security interests heretofore, now or hereafter granted by Borrower to Lender under the Loan Agreement and the other Loan Documents;

             (c) If such subrogation shall prejudice Lender's interests, no payment by any Guarantor under any provision of this Guaranty shall entitle such Guarantor, by subrogation to the rights of Lender or otherwise, to (i) any payment by Borrower or out of its property, or (ii) any payment from or rights in any applicable bonds, title insurance certifications, commitments or indemnities or other security held by or for the benefit of Lender in connection with the Project;

             (d) The liability of each Guarantor shall be joint and several, and shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by Lender to Borrower or to any Guarantor or any waiver by Lender under any of the Loan Documents or by reason of any change or modification in any of said instruments or by the acceptance by Lender of additional security or any increase, substitution or changes therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein or by the failure or election not to pursue any remedies Lender may have against Borrower or any Guarantor or by any act or failure to act of the bonding company issuing the Bond;

             (e) Lender, in its sole discretion, may at any time enter into agreements with Borrower to amend and modify any one or more of the Loan Agreement, the other Loan Documents and the plans and specifications for the Improvements, and may waive or release any provision or provisions of any one or more thereof and, with reference thereto, may make and enter into any such agreement or agreements as Lender or Borrower may deem proper or desirable, without any notice to or further assent from any Guarantor and without in any manner impairing or affecting this Guaranty or any of Lender's rights hereunder;

             (f) Lender may enforce this Guaranty without the necessity at any time of resorting to or exhausting any other remedy or any other security or collateral and without the necessity at any time of having recourse to any of the Loan Documents or the Project through foreclosure proceedings or otherwise, and without the necessity of proceeding against Borrower;

             (g) Nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it pursuant to any document or agreement in law or in equity and against any persons, firms or entities whatsoever (and particularly, but not by way of limitation, Lender may sue on the Note, foreclose the liens secured by the Loan Documents and exercise any other rights available to it under any one or more of the Loan Documents, or any other instrument of security), and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any obligation of any Guarantor hereunder, it being the purpose and intent of such Guarantor that its obligations shall be absolute, independent and unconditional under any and all circumstances whatsoever;

             (h) The liability of any Guarantor hereunder or any remedy for the enforcement thereof shall in no way be affected by (i) the release or discharge of Borrower in any creditors' receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liabilities of Borrower to Lender or the estate of Borrower in bankruptcy, or of any remedy for the enforcement of Borrower's said liability under the Loan Agreement or any of the other Loan Documents, resulting from the operation of any present or future provision of Title 11 of the United States Code or other statute or from the decision in any court,
      (iii) the rejection or disaffirmance of the Loan Agreement or any of the other Loan Documents in any such proceedings, (iv) any disability or other defense of Borrower, (v) the cessation from any cause whatsoever of the liability of Borrower to Lender or (vi) any defense, current or future, of such Guarantor to any action, suit or proceeding at law or otherwise, that may be instituted on this Guaranty;

             (i) Guarantors shall pay all reasonable attorneys' fees, court costs and expenses that may be incurred by Lender in enforcing the obligations of any Guarantor hereunder, including without limitation costs of appeal of any judgment;

             (j) The obligations of Guarantors shall not be affected by, or dependent upon, the genuineness, validity, regularity or enforceability of, the existence of a default with respect to the Loan, the Loan Agreement or the other Loan Documents; and

             (k) If at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Lender had not been made.

      6. WAIVERS. Guarantors waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind that may be required to be given by any statute or rule or law, (ii) any defense arising by reason of any disability or other defense of Borrower, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (iv) any right to participate in any security now or later held by Lender, (v) any right to enforce remedies Lender now has, or later may have, against Borrower, (vi) diligence in collection or protection of or realization upon the Obligations, or any thereof, any other obligation hereunder, or any security for or guaranty of any of the foregoing, and any and all formalities that otherwise might be legally required to charge Guarantors with liability, (vii) any right to require Lender to proceed against Borrower or any other person at any time or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time, (viii) the defense of any statute of limitations affecting the liability of Guarantors hereunder or the enforcement thereof, to the extent permitted by law, (ix) any defense arising by reason of any invalidity or unenforceability of the Note or any other instrument evidencing or securing the Note or any defense of Borrower, or any disability of Borrower, or by any cessation from any cause whatsoever of the liability of Borrower, (x) any duty of Lender to advise Guarantors of any information known to Lender regarding the financial condition of Borrower (it is agreed that Guarantors assume the responsibility for being and keeping informed regarding such condition), (xi) any right of subrogation and any right to enforce any remedy which Lender now has or may hereafter have against Borrower and any benefit of, and the right to participate in, any security now or hereafter held by Lender, (xii) any defense arising by reason of any election by Lender pursuant to Section 1111(b)(2) of Title 11 of the United States Code or any similar or successor section based upon any borrowing or grant of a security interest under Section 364 of such Code or any similar or successor section or pursuant to any other election afforded to Lender pursuant to applicable law and (xiii) any defense arising by reason of any act or failure to act of the bonding company issuing the Bond.

      Guarantors understand that the exercise by Lender of certain rights and remedies contained in the Loan Agreement or any of the other Loan Documents may affect or eliminate Guarantors' rights of subrogation against Borrower and that Guarantors may therefore incur partially or totally nonreimbursable liability thereunder. Nevertheless, Guarantors hereby authorize and empower Lender, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that their obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Each Guarantor therefore waives any defense based upon an election of remedies by Lender including, without limitation, any election to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, or any election of remedies which destroys or otherwise impairs the subrogation rights of Guarantors or the rights of Guarantors to proceed against Borrower for reimbursement, or both.

      The obligations of Guarantors hereunder are independent of the obligations of Borrower and, in the event of any default and the lapse of any applicable notice and cure periods hereunder, a separate action or actions may be brought and prosecuted against each Guarantor whether or not such Guarantor is the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower.

      Guarantors hereby agree that in the event any bankruptcy, insolvency, reorganization, liquidation or similar proceeding is instituted by or against Borrower, whether voluntary or involuntary, Lender shall have the right to: (a) file claims in any such proceeding on behalf of Guarantors if Guarantors fail to file such claims; (b) vote Guarantors' claims in any such proceeding; and (c) receive interest on the Note accruing after the filing of a petition or other document to institute any such proceeding without regard to the extent of Guarantors' claims against Borrower.

      7. EFFECT OF LENDER'S DELAY OR ACTION. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder shall in any way affect or impair the rights of Lender and the obligation of Guarantors under this Guaranty.

      8. CONTINUING GUARANTY. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, shall for all purposes be construed to be a guaranty of payment and not of collectability with respect to Guarantors' payment obligations hereunder, and shall remain in full force and effect (notwithstanding, without limitation, the death of any Guarantor) until the Loan has been reported in full and all other obligations of Borrower under the Loan Agreement have been satisfied. Upon Lender's verification of the matters in the foregoing sentence, this Guaranty automatically shall terminate and Lender shall release this Guaranty and return same to any one of the Guarantors marked "cancelled." Notwithstanding the foregoing, this Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the amounts due hereunder are rescinded or otherwise required to be returned upon the insolvency, bankruptcy or reorganization of Borrower or any Guarantor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment.

      9. NO EXCULPATION. No exculpatory language contained in the Loan Agreement, in any of the Loan Documents or in any other document or instrument shall in any way prevent or limit Lender from proceeding to enforce this Guaranty against each Guarantor personally as set forth herein.

      10. TIME OF ESSENCE. Time is of the essence of this Guaranty.

      11. NO MODIFICATION WITHOUT WRITING. This Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing signed by the party or parties sought to be bound thereby.

      12. NOTICES. All notices permitted or required to be given under this Guaranty shall be in writing addressed to the respective parties as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day; PROVIDED that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first Business Day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                   (a)  Notices to Lender:

                        Heller Financial, Inc.
                        Real Estate Financial Services
                        500 West Monroe Street
                        15th Floor
                        Chicago, Illinois 60661
                        Attention: Manager, Asset Management
                        Telecopy:  (312) 441-7119

                        With a copy to:

                        Heller Financial, Inc.
                        Real Estate Financial Services
                        500 West Monroe Street
                        15th Floor
                        Chicago, Illinois 60661
                        Attention: Group General Counsel
                        Telecopy:  (312) 441-7872

                   (b)  Notices to Guarantors:

                        c/o Transeastern Properties of South Florida, Inc. 3300 University Drive
                        Coral Springs, Florida 33065

"BUSINESS DAY" shall mean any day other than Saturday, Sunday or any other day on which national banks in Chicago, Illinois or New York, New York are not open for business.

      13. SEVERABILITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      14. CAPITALIZED TERMS. Any term capitalized but not specifically defined herein, which is capitalized and defined in the Loan Agreement, shall have the same meaning for purposes of this Guaranty as it has for purposes of the Loan Agreement.

      15. SUCCESSORS AND ASSIGNS. This instrument shall inure to the benefit of Lender, its successors and assigns, and shall bind each Guarantor and his heirs, representatives and assigns and shall survive the acquisition by Lender of Borrower's title to the Project by foreclosure, deed in lieu of foreclosure, UCC sale, or the exercise of any similar remedy.

      16. INTEREST. Notwithstanding any provision contained in this Guaranty to the contrary, in no event shall Guarantors be charged or assessed, nor shall they pay, any sum or sums of interest as defined by applicable laws of the State of Illinois which would cause the total interest for which they are liable to exceed the highest conventional rate of interest allowed by the laws of the State of Illinois (with due regard for applicable exemptions) and any provision herein requiring payment in excess of such highest rate is null and void as to such excess.

      17. GOVERNING LAW. THIS GUARANTY IS SUBMITTED TO LENDER AT ITS PRINCIPAL PLACE OF BUSINESS IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO HAVE BEEN MADE THEREAT. THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS, STATUTES AND DECISIONS OF THE STATE OF ILLINOIS.

      18. VENUE. GUARANTORS, IN ORDER TO INDUCE LENDER TO ACCEPT THIS GUARANTY, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH HEREBY IS ACKNOWLEDGED, AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS GUARANTY SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. GUARANTORS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. GUARANTORS HEREBY IRREVOCABLY APPOINT AND DESIGNATE CT CORPORATION SYSTEM, WHOSE ADDRESS IS GUARANTORS, C/O CT CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS THEIR DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, GUARANTORS SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE
(5) DAYS NOTICE TO GUARANTORS. GUARANTORS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. GUARANTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THEM BY LENDER ON THIS GUARANTY IN ACCORDANCE WITH THIS PARAGRAPH.

      19. WAIVER OF JURY TRIAL. GUARANTORS, AND BY ITS ACCEPTANCE OF THIS GUARANTY, LENDER, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTORS, AND BY ITS

ACCEPTANCE OF THIS GUARANTY, LENDER, AND GUARANTORS ACKNOWLEDGE THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTORS, AND BY THEIR ACCEPTANCE OF THIS GUARANTY, LENDER, ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTORS, AND BY ITS ACCEPTANCE OF THIS GUARANTY, LENDER, FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

      20. WAIVER OF CERTAIN RIGHTS. Each Guarantor hereby irrevocably waives all rights he may have at law or in equity (including, without limitation, any law subrogating him to the rights of Lender) to seek contribution, indemnification or any other form of reimbursement from Borrower, any other guarantor of Borrower's obligations to Lender, or any other person or entity now or hereafter primarily or secondarily liable for any of Borrower's obligations to Lender, for any disbursement made by him under or in connection with this Guaranty and further agrees that he shall have no claims of any kind or type against Borrower as a result of any payments made by him to Lender, all such claims being hereby specifically waived. Notwithstanding the foregoing, following the payment in full of all amounts owed to Lender, the foregoing waiver shall not apply to any person or entity other than (a) Borrower, if Lender or its designee acquires an ownership interest therein, and (b) Lender.

      IN WITNESS WHEREOF, Guarantors have duly executed this Guaranty as of the ____ day of November, 1995.

                                   GUARANTORS:

                                   _____________________________________
                                   Edward Falcone, an individual

                                   _____________________________________
                                   Arthur Falcone, an individual

                                   _____________________________________
                                   Philip Cucci, an individual

                                    EXHIBIT A

                                LEGAL DESCRIPTION

      PARCEL 1: FEE SIMPLE ESTATE:

      That portion of Tract "A", according to the plat of Pine Island Villas, as recorded in Plat Book 83 at Page 25 of the Public Records of Broward County, Florida, described as follows:

      Commencing at the Southwest corner of said Tract "A"; Thence run North 1(degree)45'35" West (on a plat bearing) 411.19 feet along the West boundary of said Tract "A", to the Point of Beginning; thence continue North 1(degree)45'35" West 290.97 feet along said West boundary to the Northwest corner of said Tract "A", being a point of intersection with the arc of a curve running Northeasterly to the left, a radial at said point bearing North 20(degree)16'15" West; Thence along the arc of said curve to the left (also forming the Northerly boundary of said Tract "A") having a radius of 1033.25 feet and a central angle of 24(degree)16'02" run Northeasterly 437.63 feet to a point of tangency; Thence run North 45(degree)27'43" East 396.70 feet along said Northerly boundary being the tangent extended to the most Northerly corner of said Tract "A", being a point of intersection with the arc of a curve running Southeasterly to the right a radial at said point bearing South 46(degree)26'37" West; Thence along the arc of said curve to the right (also forming the easterly boundary of said Tract "A") having a radius of 1947 feet and a central angle of 16(degree)56'09", run Southeasterly 575.50 feet; Thence run South 65(degree)30' West 229.17 feet; Thence run South 75(degree)30' East 52.07 feet to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 15 feet and a central angle of 141(degree), run Southeasterly and Southwesterly 36.91 feet to a point of tangency; Thence run South 65(degree)30' West 34.92 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 40(degree)32'30", run Southwesterly 14.15 feet to a point of reverse curvature; Thence along the arc of a curve to the right, having a radius of 20 feet and a central angle of 161(degree)25'15", run Southwesterly and Northwesterly 56.35 feet to a point of reverse curvature; Thence along the arc of a curve to the left, having a radius of 20 feet and a central angle of 30(degree)52'46", run Northwesterly 10.78 feet to a point of tangency; Thence run North 24(degree)30' West 14.74 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 90(degree), run Northwesterly and Southwesterly 31.42 feet to a point of tangency; Thence run South 65(degree)30' West 80.01 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 65(degree)30', run Southwesterly 22.86 feet to a point of tangency; Thence run due South 18.28 feet along the tangent extended to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 20 feet and a central angle of 90(degree), run Southwesterly 31.42 feet to a point of tangency; Thence run due West 20 feet along the tangent extended to a point of curvature of a curve to the left; Thence along the arc of said curve to the left, having a radius of 20 feet and a central angle of 90(degree), run Southwesterly 31.42 feet to a point of tangency; Thence run due South 82.83 feet along the tangent extended to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 20 feet and a central angle of 90(degree), run Southwesterly 31.42 feet to a point of tangency; Thence run due West 25.08 feet along the tangent extended to a point of curvature of a curve to the right; Thence along the arc of said curve to the right, having a radius of 30 feet and a central angle of 28(degree)57'18", run Westerly 15.16 feet to a point of reverse curvature; Thence along the arc of a curve to the left, having a radius of 30 feet and a central angle of 28(degree)57'18", run Westerly 15.16 feet to a point of tangency; Thence run due West 210 feet along the tangent extended; Thence run due South 11.67 feet; Thence run due West
271.96 feet, to the Point of Beginning.

      Said lands situate in the City of Plantation, Broward County, Florida.

      PARCEL 2:

      Together with a Non-Exclusive Easement for Ingress and Egress pursuant to instrument recorded in Official Records Book 22825, Page 895, as amended by First Amendment to Declaration recorded in Official Records Book ____, Page
____.

                                                                LOAN NO. 95-130A
                                                               PINE ISLAND PLACE

                  ASSIGNMENT OF PARTNERSHIP INTEREST (SECURITY
                                   AGREEMENT)

         This ASSIGNMENT OF PARTNERSHIP INTEREST (SECURITY AGREEMENT) is made as of the _____ day of November, 1995 by TRANSEASTERN PLANTATION APTS., INC., a Florida corporation ("GRANTOR"), to and in favor of HELLER FINANCIAL, INC., a Delaware corporation (hereinafter, together with its successors and assigns, referred to as "LENDER").

                                    RECITALS

         A. Grantor is the sole general partner in Transeastern Plantation Apartments, Ltd., a Florida limited partnership ("BORROWER").

         B. Borrower and Lender entered into that certain Loan Agreement dated of even date herewith (said Loan Agreement as amended from time to time, the "LOAN AGREEMENT"). All capitalized terms herein shall have the meanings ascribed to them in the Loan Agreement unless otherwise defined in this Assignment.

         C. Under the provisions of the Loan Agreement, Lender agreed, subject to the terms and conditions contained therein, to make a loan ("LOAN") to Borrower as evidenced by that certain Promissory Note of even date herewith made by Borrower to the order of Lender in the maximum principal amount of TWO MILLION ONE HUNDRED SIXTY THOUSAND AND NO/100THS DOLLARS ($2,160,000.00) (said note and any and all renewals, amendments, modifications, increases and extensions thereof are hereinafter collectively called the "NOTE").

         D. As a condition precedent to Lender's making the Loan, Lender has further required that Grantor execute and deliver this Assignment to Lender to secure the prompt and complete performance all of the obligations and payment of all of the indebtedness under the Loan Documents (all such obligations and indebtedness are hereinafter referred to collectively as the "LIABILITIES").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. As used in this Assignment, the following terms shall have the following meanings:

            "ASSIGNMENT" shall mean this Assignment of Partnership Interest (Security Agreement), as the same may from time to time be amended or supplemented.

            "CODE" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Illinois.

            "PARTNERSHIP AGREEMENT" shall mean that certain Agreement of Limited Partnership dated as of September 29, 1995 pursuant to which Borrower was formed, as such agreement may be hereafter amended from time to time in accordance with the terms of this Assignment.

            "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include, but not be limited to, (i) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the "Pledged Collateral" (as hereinafter defined) by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (ii) any and all amounts paid or payable to Grantor for or in connection with any sale or other disposition of Grantor's interests in Borrower and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

         2. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of the Liabilities, Grantor hereby grants to Lender a security interest in and pledges to Lender all of the following (all of which being herein collectively called the "PLEDGED COLLATERAL"):

            (i) all of Grantor's right, title and interest as a partner in Borrower, including without limitation, all of Grantor's right to receive distributions at any time or from time to time of cash and other property, real, personal or mixed, from Borrower upon complete or partial liquidation or otherwise;

            (ii) all of Grantor's right, title, and interest in specific Borrower property;

            (iii) all of Grantor's right, title and interest, if any, to participate in the management and voting of Borrower;

            (iv) all of Grantor's right, title and interest in and to:

                 (a) all rights, privileges, authority and power of Grantor as owner and holder of the items specified in (i), (ii), and (iii) above, including but not limited to, all contract rights related thereto;

                 (b) all options and other agreements for the purchase or
            acquisition of any interests in Borrower; and

                 (c) any document or certificate representing or evidencing
            Grantor's rights and interests in Borrower; and

            (v) to the extent not otherwise included, all Proceeds and products of any of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that:

            (a) Grantor is the sole owner of each item of the Pledged Collateral, free and clear of any and all liens and claims whatsoever except for the security interest granted to Lender pursuant to this Assignment.

            (b) No security agreement, financing statement, assignment, equivalent security or lien instrument or continuation statement covering all or any part of the Pledged Collateral is on file or of record in any public office or at the records of Borrower, except financing statements with respect to the Pledged Collateral filed by Lender pursuant to this Assignment.

            (c) Upon the filing of all appropriate financing statements under the applicable Uniform Commercial Code, all steps necessary to create and perfect the security interest created by this Assignment as a valid and continuing first lien on and first perfected security interest in the Pledged Collateral in favor of Lender, prior to all other liens, security interests and other claims of any sort whatsoever will have been taken. This Assignment and the security interest created hereby are enforceable as such against creditors of and purchasers from Grantor except with respect to liens or other interests accorded a superior priority as a matter of law.

            (d) Grantor's principal place of business is 3300 University Drive, Coral Springs, Florida 33065.

            (e) Grantor has not changed Grantor's name, or used, adopted or discontinued the use of any trade name, fictitious name or other trade name or trade style.

            (f) Grantor's interests in Borrower consists of a ninety-one and four-tenths percent (91.4%) general partnership interest, including the same percentage interests in all distributions by Borrower to its partners of cash or other property, whether in complete or partial liquidation or otherwise.

            (g) Grantor has all power, statutory and otherwise, to execute and deliver this Assignment, to perform Grantor's obligations hereunder and to subject the Pledged Collateral to the security interest created hereby, all of which has been duly authorized by all necessary action.

            (h) No amendments or supplements have been made to the Partnership Agreement since it was originally entered into; such Partnership Agreement remains in effect; and no party to the Partnership Agreement is presently in default thereunder.

            (i) Grantor has the right, full power and authority (subject, however, to the Securities Act of 1933, as amended and/or other applicable laws regulating the sale generally of such interests) to transfer all or any part of the Pledged Collateral free of any lien or encumbrance.

            (j) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for Grantor's granting of a security interest in the Pledged Collateral pursuant to this Assignment for the execution, delivery or performance of this Assignment by Grantor or (ii) for the exercise by Lender of the rights provided for in this Assignment or the remedies in respect of the Pledged Collateral pursuant to this Assignment (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

            (k) Grantor is a Florida corporation, in good standing and duly qualified to do business in the state of its organization and in the state where the Property is located.

            (l) Upon the transfer of the Pledged Collateral, or any portion thereof, to any party pursuant to Section 10 below, Borrower shall continue in existence and the Partnership Agreement provides for such continuation.

            (m) As of the date hereof, there are no certificates, instruments or other documents evidencing any of the Pledged Collateral and Grantor is not a party to and has no knowledge of any agreements restricting the transfer of any of the Pledged Collateral other than as provided in the Loan Documents.

            (n) This Assignment, when executed and delivered, will constitute the valid and legally binding obligation of Grantor, enforceable against Grantor in accordance with its respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles.

            (o) To the best of Grantor's knowledge after due inquiry, there are no actions, suits, arbitration proceedings or claims pending or threatened against Grantor or maintained by Grantor at law or in equity or before any governmental body which, if adversely determined, could have a material adverse effect on Grantor and/or the Pledged Collateral. To the best of Grantor's knowledge after due inquiry, there are no proceedings pending or threatened against Grantor which call into question the validity or enforceability of any of the Loan Documents to which Grantor is a party or any of the transactions contemplated thereby.

            (p) rantor is not in default under any agreement to which Grantor is a party or by which Grantor or any of the property of Grantor is bound, the effect of which default might have a material adverse effect on Grantor or Grantor's ability to perform hereunder. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental body or any other person which has not already been obtained, taken or filed, as applicable, is required (i) for the execution, delivery or, performance by Grantor of this Assignment or (ii) as a condition to the validity or, enforceability of this Assignment, or the validity, enforceability or priority of the security interests in favor of Lender, except for certain filings to establish and perfect the security interests in favor of Lender. To the best of Grantor's knowledge after due inquiry, no provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Grantor or affecting the property of Grantor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the

Loan Documents to which Grantor is a party. The execution, delivery and carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the property of Grantor pursuant to the terms of any such mortgage, indenture, contract or agreement.

            (q) Grantor has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against Grantor, and no tax liens have been filed and no claims are being asserted in respect of such taxes against Grantor or any of the property of Grantor.

            (r) To the best of Grantor's knowledge after due inquiry, Grantor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental body, which default could have a material adverse effect.

            (s) Neither this Assignment nor any certificate, information or report furnished or to be furnished by or on behalf of Grantor to Lender in connection with any of the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. To the best of Grantor's knowledge after due inquiry, there is no fact, other than information known to the public generally, that would be expected to have a material adverse effect that has not been disclosed expressly to Lender in writing.

            (t) After giving effect to the transactions contemplated by this Assignment and the other Loan Documents to which Grantor is a party, Grantor (i) will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome, so as to cause a material adverse effect, (ii) does not intend to incur, and does not believe that Grantor will incur, debts beyond Grantor's ability to pay such debts as they become due, (iii) owns and will own property, the fair saleable value of which is (A) greater than the total amount of Grantor's liabilities (including contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of Grantor's then existing debts as they become absolute and matured and (iv) has and will have capital that is not unreasonably small in relation to Grantor's businesses as presently conducted and as proposed to be conducted. Grantor does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a material adverse effect.

         4. COVENANTS. Grantor covenants and agrees that from and after the date of this Assignment and until the Liabilities are fully satisfied:

            (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Lender, and at the sole expense (which shall not be unreasonable in nature) of Grantor, Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may reasonably deem desirable to obtain the full benefits of this Assignment and of the rights and powers herein granted, including, without limitation, the execution and filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interest granted hereby and, if otherwise required hereunder, transferring Pledged Collateral to the possession of Lender (if a security interest in such Pledged Collateral can be perfected by possession). Grantor also hereby authorizes Lender to file any such financing or continuation statement without the signature of Grantor to the extent otherwise permitted by applicable law. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note or other instrument (other than an instrument which constitutes chattel paper under the Code), such note or instrument shall be immediately pledged hereunder and a security interest therein hereby granted to Lender and shall be duly endorsed without recourse or warranty in a manner satisfactory to Lender and delivered to Lender. If at any time Grantor's right or interest in any of the Pledged Collateral becomes an interest in real property, Grantor immediately shall execute, acknowledge and deliver to Lender such further documents as Lender reasonably deems necessary or advisable to create a first priority perfected mortgage lien in favor of Lender in such real property interest.

            (b) PRIORITY OF LIENS. Grantor will defend the right, title and interest hereunder of Lender, as a first priority security interest in the Pledged Collateral, against the claims and demands of all persons whomsoever.

            (c) FURTHER IDENTIFICATION OF PLEDGED COLLATERAL. Grantor will furnish to Lender from time to time such reports in connection with the Pledged Collateral as Lender may reasonably request.

            (d) NOTICES. Grantor will advise Lender promptly, in reasonable detail, (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Pledged Collateral, (ii) of any distribution of cash or other property by Borrower, whether in complete or partial liquidation or otherwise and of any other change in the composition of the Pledged Collateral, Grantor or Borrower, and (iii) of the occurrence of any other event which would have an adverse effect on the aggregate value of the Pledged Collateral or on the security interest created hereunder.

            (e) CONTINUOUS PERFECTION. Grantor will not change Grantor's name, in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the Code (or any other then-applicable provision of the Code) unless Grantor shall have given Lender at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

            (f) PLACE OF BUSINESS. Grantor will not change Grantor's principal place of business unless Grantor has taken such action as is necessary to cause the security interest of Lender in the Pledged Collateral to continue to be perfected. Grantor will not change Grantor's principal place of business without giving prior notice thereof to Lender.

            (g) TRANSFER OF ASSETS. Grantor will not directly or indirectly sell, pledge, mortgage, assign, transfer, or otherwise dispose of or create or suffer to be created any lien, security interest, charging order, or encumbrance on any of the Pledged Collateral or the assets of Borrower other than the liens relating to the Senior Loan.

            (h) PERFORMANCE OF OBLIGATIONS. Grantor will perform all of Grantor's obligations under the Partnership Agreement prior to the time that any interest or penalty would attach against Grantor or any of the Pledged Collateral as a result of Grantor's failure to perform any of such obligations, and Grantor will do all things necessary to maintain Borrower as a limited partnership under the laws of the State of Florida and to maintain Grantor's interest as the sole general partner in Borrower in full force and effect without diminution.

            (i) PARTNERSHIP AGREEMENT. Grantor will not (x) suffer or permit any amendment or modification of the Partnership Agreement without the prior written consent of Lender, or (y) waive, release, or compromise any rights or claims Grantor may have against any other party which arise under the Partnership Agreement.

            (j) STAY OR EXTENSION LAWS. Grantor will not at any time claim, take, insist upon or invoke the benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Pledged Collateral prior to any sale or sales thereof to be made pursuant to the provisions hereof or pursuant to the decree, judgment, or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state to redeem the property so sold or any part thereof, and Grantor hereby expressly waives, on behalf of Grantor and each and every person claiming by, through and under Grantor, all benefit and advantage of any such law or laws, and covenants that Grantor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power, right or remedy herein or hereby granted and delegated to Lender, but will authorize, allow and permit the execution of every such power, right or remedy as though no such law or laws had been made or enacted.

            (k) DELIVERY OF CERTIFICATES. Grantor agrees (i) immediately to deliver to Lender, or Lender's designee, all certificates, instruments or other documents evidencing any of the Pledged Collateral which may at any time come into the possession of Grantor and (ii) to execute and deliver a notice of Lender's security interest in the Pledged Collateral (which notice shall be satisfactory to Lender in form and substance and which may request acknowledgement from the addressee) to any third party which either has possession of the Pledged Collateral or any certificates evidencing any of the Pledged Collateral or otherwise has the ability under applicable law or the terms of any agreement to record transfers or transfer ownership of any of the Pledged Collateral (whether at the direction of Grantor or otherwise). Grantor hereby appoints Lender as Grantor's attorney-in-fact, with authority at any time or times to take any of the foregoing actions on behalf of Grantor. Grantor agrees that this Assignment or a photocopy of this Assignment shall be sufficient as a financing statement.

            (l) BORROWER'S RECORDS. Grantor shall cause Borrower to make a notation on the records of Borrower indicating the security interest granted hereby.

         5. GRANTOR'S POWERS.

            (a) So long as an "Event of Default" (as hereinafter defined) shall not then exist, Grantor shall be the sole party entitled (1) to exercise for any purpose any and all (i) voting rights and (ii) powers, and (2) to receive any and all distributions, in each case arising from or relating to the Pledged Collateral; provided, however, that Grantor shall not exercise such rights or powers, or consent to any action of Borrower that would be in contravention of the provisions of, or constitute an Event of Default under, this Assignment or any of the other Loan Documents.

            (b) Upon the occurrence of an Event of Default, unless Lender designates in writing to Grantor to the contrary, all rights of Grantor provided in Section 5(a) hereof shall cease, and all voting rights and powers and rights to distributions included in the Pledged Collateral or otherwise described in such Section 5(a) shall thereupon become vested in Lender, and Lender shall thereafter have the sole and exclusive right and authority to exercise such voting rights and powers. Grantor shall execute such documents and instruments, including but not limited to, statements that Grantor no longer has the right to act as a general partner or otherwise relating to such change as Lender may request. Grantor agrees that Borrower and any partner in Borrower may rely conclusively upon any notice from Lender that Lender has the right and authority to exercise all rights and powers of Grantor as a general partner under the Partnership Agreement. Grantor irrevocably waives any claim or cause of action against Borrower or any partner in Borrower who deals directly with Lender following receipt of such notice from Lender.

         6. LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

            (a) Grantor hereby irrevocably constitutes and appoints Lender and each officer or agent of Lender with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in such attorney-in-fact's own name, from time to time in the discretion of each such attorney-in-fact following the occurrence of an Event of Default, for the purpose of carrying out the terms of this Assignment, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Assignment and, without limiting the generality of the foregoing, hereby gives each such attorney-in-fact the power and right, from and after an Event of Default, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

                (i) to collect and otherwise take possession of and title to any and all distributions of cash or other property due or distributable at any time after the date hereof to Grantor as a general partner from Borrower, whether in complete or partial liquidation or otherwise, and to prosecute or defend any action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose hereof;

                (ii) to ask, demand, collect, receive and give acceptances and receipts for any and all moneys due and to become due under any Pledged Collateral and, in the name of Grantor or such attorney-in-fact's own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose of collecting any and all such moneys due under any Pledged Collateral whenever payable;

                (iii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral, to effect any repairs or any insurance called for with respect to any of the Pledged Collateral by the terms of this Assignment and to pay all or any part of the premiums therefor and the costs thereof; and

                (iv) (A) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due and to become due thereunder directly to Lender or as such attorney-in-fact shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any portion thereof and to enforce any other right in respect of any Pledged Collateral; (D) to defend any suit, action or proceeding brought against Grantor with respect to any Pledged Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as such attorney-in-fact may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though such attorney-in fact were the absolute owner thereof for all purposes, and to do, at the option of such attorney-in-fact at Grantor's expense, at any time, or from time to time, all acts and things which such attorney-in-fact deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral and the security interest of Lender therein, in order to effect the intent of this Assignment, all as fully and effectively as Grantor might do.

Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) The powers conferred on each attorney-in-fact hereunder are solely to protect the interest in the Pledged Collateral of Lender and shall not impose any duty upon any such attorney-in-fact to exercise any such powers. Each such attorney-in-fact shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act unless such action or failure to act constitutes gross negligence.

            (c) Grantor also authorizes Lender and each officer or agent of Lender at any time and from time to time upon the occurrence of any Event of Default, to execute, in connection with the sale provided for in Section 10 of this Assignment, any endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Pledged Collateral.

         7. DISTRIBUTIONS. Following an Event of Default, Grantor hereby grants Lender full irrevocable power and authority to receive and hold at any such time cash and non-cash distributions by Borrower on account of any of the Pledged Collateral (together with all interest, if any, earned thereon), which may be held free and clear of the liens created hereby, and to convert any such non-cash distributions to cash, and to apply any such cash distributions, interest or proceeds of conversion in the manner specified in Section 10(d) of this Assignment.

         8. PERFORMANCE BY LENDER OF GRANTOR'S OBLIGATIONS. If Grantor fails to perform or comply with any of Grantor's agreements contained herein and Lender as provided for by the terms of this Assignment shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate following a default specified in the Note in effect from time to time shall be payable by Grantor to Lender on demand and shall constitute Liabilities secured hereby.

         9. DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT" hereunder:

            (a) A failure by Borrower or Grantor to observe or perform any obligation, covenant, condition, or agreement hereof to be performed by Grantor which involves the payment of money after any grace period provided herein;

            (b) A failure by Borrower or Grantor to observe or perform any nonmonetary obligation, covenant, condition, or agreement hereof to be performed by Grantor (which is not otherwise included in Section 9(a), (c), or (d)) which is not cured within thirty (30) days after written notice thereof to Grantor provided, however, if such default cannot be cured within such thirty (30) day period, and Borrower or Grantor has commenced to cure such default and diligently and in good faith continues to cure the default, such cure period shall be extended by thirty (30) days;

            (c) Any representation or warranty made by Grantor in this Assignment is false or misleading or is not true and correct in any material respect;

            (d) The occurrence of any "Event of Default" under any Loan Document; or

            (e) If any material portion of the Pledged Collateral shall be seized or taken by a governmental body or person, or Grantor shall fail to maintain or cause to be maintained the liens in the Pledged Collateral granted hereby and the priority of such liens as against any person, or the title and rights of Grantor to any material portion of the Pledged Collateral shall have become the subject matter of litigation not dismissed within thirty (30) days after filing, which could reasonably be expected to result in impairment or loss of the security provided by this Assignment.

         10. REMEDIES, RIGHTS UPON DEFAULT. (a) Upon the occurrence of any Event of Default, Lender or Lender's designee may, at Lender's option, elect to become a substituted general partner in Borrower with respect to the Pledged Collateral and Grantor shall execute or cause to be executed all documents necessary to evidence Lender so becoming a substituted general partner. If any Event of Default shall occur, Lender or Lender's designee may exercise in addition to all other rights and remedies granted to them in this Assignment and in any other instrument or agreement securing, evidencing or relating to the Liabilities, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere at such prices as it may reasonably deem best, for cash or on credit or for future delivery without the assumption of any credit risk. Grantor expressly acknowledges that private sales may be less favorable to a seller than public sales but that private sales shall nevertheless be deemed commercially reasonable and otherwise permitted hereunder. In view of the fact that federal and state securities laws and/or other applicable laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected, Grantor agrees that upon the occurrence of an Event of Default, Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Pledged Collateral, or any part thereof, for cash, from a limited number of investors deemed by Lender in its judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral, and if Lender solicits such offers, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Pledged Collateral.

         Lender or Lender's designee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at the request of Lender, to assemble the Pledged Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Grantor's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 10(d) of this Assignment. Only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code, need Lender account for the surplus, if any, to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Pledged Collateral except in each case such as arise out of the gross negligence or wilful misconduct of Lender. Grantor agrees that Lender need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Grantor at Grantor's address referred to in Section 12 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

            (b) Grantor also agrees to pay all costs of Lender, including reasonable attorneys' fees and expenses, incurred with respect to the collection of any of the Liabilities the enforcement of any of Lender's rights hereunder.

            (c) Grantor hereby waives presentment, demand, or protest (to the extent permitted by applicable law) of any kind in connection with this Assignment or any Pledged Collateral. Except for notices provided for herein, Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Assignment.

            (d) The proceeds of any sale, disposition or other realization upon all or any part of the Pledged Collateral shall be distributed by Lender in the following order of priorities:

            FIRST, to Lender in an amount sufficient to pay in full the expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including reasonable attorneys' fees and expenses;

            SECOND, to Lender until the other Liabilities (including the Participation, if due) are paid in full; and

            FINALLY, upon payment in full of all of the Liabilities, to Grantor, or their representative or as a court of competent jurisdiction or Grantor may direct.

         Grantor agrees to indemnify and hold harmless Lender, its directors, officers, employees, agents and parent, and subsidiary corporations, and each of them, from and against any and all liabilities, obligations, claims, damages, or expenses incurred by any of them arising out of or by reason of entering into this Assignment or the consummation of the transactions contemplated by this Assignment and to pay or reimburse Lender for the fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings (whether or not Lender is a party thereto) arising out of or by reason of any of the aforesaid. Lender will promptly give Grantor written notice of the assertion of any claim which it believes is subject to the indemnity set forth in this Section 10 and will upon the request of Grantor promptly furnish Grantor with all material in its possession relating to such claim or the defense thereof to the extent that Lender may do so without breach of duty to others. Any amounts properly due under this Section 10 shall be payable to Lender immediately upon demand.

            (f) Grantor also agrees to allow Lender or its nominee to exercise any other remedy specifically granted under this Assignment, the Guaranty, the other Loan Documents or now or hereafter existing in equity, or at law, by virtue of statute or otherwise.

            (g) For the purposes of this Section 10, an agreement to sell all or any part of the Pledged Collateral shall be treated as a sale thereof and Lender shall be free to carry out such sale pursuant to such agreement, and Grantor shall not be entitled to the return of any of the same subject thereto, notwithstanding the fact that after Lender shall have entered into such an agreement, all Events of Default hereunder may have been remedied or all of Borrower's obligations may have been paid and/or performed in full.

            (h) At any sale made pursuant to this Section 10 above, Lender may bid for and purchase, free from any right of equity or redemption on the part of Grantor (the same hereby being waived and released by Grantor), any part or all of the Pledged Collateral that is offered for sale, and Lender, upon compliance with the terms of sale, may hold, retain and dispose of such Pledged Collateral without further accountability therefor.

            (i) Lender shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Pledged Collateral, as hereinbefore authorized, and Lender shall not be responsible for any failure to do so or delay in so doing.

            (j) Any sale of all or any portion of the Pledged Collateral pursuant to this Section 10 shall operate to divest all right, title and interest of Grantor to the Pledged Collateral which is the subject of any such sale.

         11. LIMITATION ON LENDER'S DUTY IN RESPECT OF PLEDGED COLLATERAL. Except as expressly provided in the Code, Lender shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of Lender or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         12. NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; or on the first business day of the date of such transmission if on a non-business day or after 3:00 p.m. (Chicago time) on a business day; PROVIDED that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.


Notices to Grantor:           Transeastern Plantation Apt., Inc.
                              c/o Transeastern Properties of South Florida, Inc.
                              3300 University Drive
                              Coral Springs, Florida  33065
                              Attn:  Mr. Edward Falcone
                              Telecopy:  (305) 753-0351

With a copy to:               Nason, Gildan, Yeager, Gerson & White, P.A.
                              1645 Palm Beach Lake Boulevard, Suite 1200
                              West Palm Beach, Florida  33401
                              Attention:  Gary Gerson, Esq.
                              Telecopier:  (407) 686-5442

Notices to Lender:            Heller Financial, Inc.

                              Real Estate Financial Services
                              Attn: Manager, Asset Management
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7119

With a copy to:               Heller Financial, Inc.
                              Real Estate Financial Services
                              Attn: Group General Counsel
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7872

Any party may change its respective address for the giving of notice to another address by giving at least 10 business days' notice of such change.

         13. SEVERABILITY. Any provision of this Assignment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder. No waiver hereunder shall be valid except to the extent therein set forth. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Except to the extent that Lender has specifically and expressly waived such remedies in this Assignment or otherwise, the rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. Lender may resort to and realize on the Pledged Collateral simultaneously with any acts or proceedings initiated by Lender in its sole and conclusive discretion to resort to or realize upon any other sources of repayment of the Liabilities, including, but not limited to, collateral granted by other security agreements and the personal liability of Grantor and any person or corporation which has guaranteed repayment of the Liabilities. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Lender.

         15. SUCCESSORS AND ASSIGNS; GOVERNING LAW. This Assignment and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, except that Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its respective successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois. Neither this Assignment nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto and all third party rights are expressly negated.

         16. TERMINATION. This Assignment, and the assignments, pledges and security interests created or granted hereby, shall terminate when the Liabilities shall have been fully paid and satisfied, at which time Lender shall release and reassign (without recourse upon, or any warranty whatsoever by, Lender), and deliver to Grantor all Pledged Collateral and related documents then in the custody or possession of Lender, including termination statements under the Code, all without recourse upon, or warranty whatsoever, by Lender and at the cost and expense of Grantor.

         17. INJUNCTIVE RELIEF. Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of Grantor's obligations hereunder, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         18. WAIVER OF SUBROGATION. Grantor shall have no rights of subrogation as to any of the Pledged Collateral until full and complete performance and payment of the Liabilities.

         19. WAIVER OF JURY TRIAL. GRANTOR AND LENDER, BY ITS ACCEPTANCE OF THIS ASSIGNMENT, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS ASSIGNMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GRANTOR AND LENDER, AND GRANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GRANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS ASSIGNMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GRANTOR AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS ASSIGNMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         20. VENUE. GRANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS ASSIGNMENT SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. GRANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. GRANTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T

CORPORATION SYSTEM, WHOSE ADDRESS IS GRANTOR, C/O C
T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, GRANTOR SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO GRANTOR. GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

         21. OTHER PARTNERS' ASSIGNMENTS. Grantor hereby recognizes, acknowledges, and agrees to and that, contemporaneously with the execution and delivery of this Assignment, the other partners in Borrower are executing and delivering Assignments of Partnership Interest (Security Agreements) as additional collateral for the Liabilities ("OTHER ASSIGNMENTS"). Grantor hereby consents to (i) the grant of the security interest contained in such Other Assignments, and (ii) following an "Event of Default" as defined in such Other Assignments, Lender, Lender's designee, or any other person or entity acquiring the collateral in which the security interest was granted in such Other Assignments, succeeding to such Pledged Collateral (as defined in the Other Assignments) (including voting and managerial rights) and being admitted as a limited partner in Borrower. Grantor covenants and agrees that following an Event of Default under any of the Loan Documents, Lender, its designee(s) and/or any other person(s) or entity(ies) acquiring the collateral in which the security interest was granted in this Assignment and the Other Assignments, acting alone or with others, shall have the right, but not the obligation, to accede to one hundred percent (100%) of all of the rights and interests of all limited and general partners in the Borrower, which constitutes one hundred percent (100%) of all interests in Borrower.

         IN WITNESS WHEREOF, Grantor has executed this Assignment or has caused the same to be executed by Grantor's duly authorized representative(s) as of the date first above written.

                                       Grantor:


                                       TRANSEASTERN PLANTATION APTS., INC.

                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Its:
                                           ---------------------------------

                                                                Loan No. 95-130A
                                                               Pine Island Place

                                 PROMISSORY NOTE

$2,160,000.00                                     Dated as of November ___, 1995

1.       PROMISE TO PAY.

         FOR VALUE RECEIVED, Transeastern Plantation Apartments, Ltd., a Florida limited partnership ("MAKER") whose address is c/o Transeastern Properties of South Florida, Inc., 3300 University Drive, Coral Springs, Florida 33065 promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("HOLDER") the sum of Two Million One Hundred Sixty Thousand and No/100 Dollars ($2,160,000.00), together with all other amounts added thereto pursuant to this Note or otherwise payable to Holder including, but not limited to, any Participation as defined and set forth in the Loan Agreement (as hereinafter defined) (the "LOAN") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         The repayment of the Loan evidenced by this Note is secured by those certain Assignments of Partnership Interest (Security Agreement) of even date herewith (collectively, the "PLEDGE") encumbering all of the partnership interests in Maker. This Note, the Pledge, the Loan Agreement dated of even date herewith, executed by and between Maker and Holder (the "LOAN AGREEMENT") and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "LOAN DOCUMENTS".

2.       PRINCIPAL AND INTEREST.

         So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and Maker shall pay interest thereon at a rate equal to a fixed rate per annum equal to ten percent (10.0%) (the "INTEREST RATE"). Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

3.       PAYMENT.

         Notwithstanding the Interest Rate, commencing December 20, 1995, Maker shall make monthly payments in arrears on the twentieth (20th) day of the month equal to the Net Cash Flow for the immediately preceding calendar month from Pine Island Place (the "PROPERTY") (the "PAYMENT RATE"). "NET CASH FLOW" shall mean all gross revenue collected from or in connection with the Property (including without limitation rents, expense reimbursements, interest income and forfeited security deposits) LESS (a) all bona fide normal, customary and reasonable operating expenses actually paid (including a management fee not to exceed four percent (4%) of effective gross income) and any real estate tax escrow, (b) current debt service on the first mortgage loan from SouthTrust Bank of Alabama, National Association, a national banking association (the "SENIOR LOAN") or any loan approved by Holder that refinanced the Senior Loan and (c) deposit into reserves approved by Lender or required by the Loan Documents or the Senior Loan Documents. The Payment Rate shall be calculated based on a 360 day year and charged for the actual number of days elapsed. Maker's monthly payment shall be applied first to interest due at the Interest Rate for such month, and second to Accrued Interest, if any, until paid in full.

         To the extent the Interest Rate exceeds the Payment Rate, the excess interest shall accrue ("ACCRUED INTEREST") and shall bear interest at the Interest Rate. The aggregate outstanding amount of Accrued Interest shall not exceed the lesser of: (a) Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00) and (b) twenty percent (20%) of the then outstanding balance of the Loan (the "MAXIMUM INTEREST ACCRUAL"). In the event Accrued Interest reaches the Maximum Interest Accrual, no further interest accrual shall be permitted, and Maker shall immediately commence monthly interest payments at the greater of the Interest Rate or the Payment Rate. Once a paydown of Accrued Interest has occurred, Maker shall be permitted to again accrue interest up to the Maximum Interest Accrual.

         The Loan shall be due and payable on or before November 30, 2000, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise ("MATURITY DATE").

4.       PREPAYMENT.

         Maker may prepay the Loan in full or in part at any time; PROVIDED Maker gives Holder not less than five (5) days' prior written notice to Holder and pays all accrued and unpaid interest and the Participation and any other fees and costs then due Holder. In the event Maker receives any payment with respect to a lease of the Property (other than rental payments and expense reimbursements) including, without limitation, lease termination, cancellation or similar fees, Maker shall, subject to the terms of the Senior Loan Documents, immediately prepay the principal balance of the Loan in an amount equal to such payment. No prepayment premium will be due with respect to any such prepayment.

5.       DEFAULT.

         5.1      EVENTS OF DEFAULT.

         Any of the following shall constitute an "EVENT OF DEFAULT" under this
Note: (a) failure to pay any amounts owed pursuant to this Note within five (5) calendar days after such payment is due; or (b) the occurrence of any default under any of the other Loan Documents, after giving effect to any applicable grace or cure period.

         5.2      REMEDIES.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum;
(b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Loan Agreement or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens and security interests of the Pledge or any of the Loan Documents; (iv) to represent Holder in any other proceedings whatsoever in connection with the Pledge or any of the Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or (v) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       LATE CHARGE.

         If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made or remain overdue for a period of ten (10) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("Late Charge") equal to four percent (4%) of each delinquent payment.

7.       GOVERNING LAW; SEVERABILITY.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       WAIVER.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors, assigns, and legal representatives, hereby (except as may otherwise be specifically set forth herein and in the other Loan Documents) waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification signed by Maker that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

9.       SECURITY, APPLICATION OF PAYMENTS.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payments will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents, second to interest due on the Loan and third to the outstanding principal balance of the Loan.

10.      MISCELLANEOUS.

         10.1     AMENDMENTS.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder. All amendments must also be signed by Maker to be effective against Maker.

         10.2     LAWFUL RATE OF INTEREST.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then IPSO FACTO, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         10.3     CAPTIONS.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         10.4     NOTICES.

         Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

         10.5     JOINT AND SEVERAL.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and each of Maker's heirs, personal representatives, successors and assigns.

         10.6     TIME OF ESSENCE.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

11.      EXCULPATION.

         Subject to the provisions set forth below and as otherwise set forth in the other Loan Documents, neither Maker nor any Principal (as defined in the Loan Agreement) shall be personally liable to pay the Loan and Holder agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. Notwithstanding the foregoing, Maker and each Principal, jointly and severally, shall be personally liable:

         (a) for all losses, damages, costs and expenses including attorneys' fees incurred by Holder as a result of (i) any failure after the occurrence and during the continuance of any Event of Default (without benefit of any applicable grace or cure period), to apply any portion of the gross income from the Property to the Loan, the Senior Loan (as defined in the Loan Agreement) or to customary operating expenses of the Property including reserves, (ii) any material misrepresentation in any Loan Document, fraud or any misappropriation of any funds deriving from the Property by Borrower or any Principal, (iii) any intentional or material waste or abandonment of the Property, or (iv) any breach of any representation, warranty, covenant or obligation concerning Hazardous Materials (as defined in the Loan Agreement) set forth in the Loan Agreement or set forth in that certain Hazardous Materials Indemnity Agreement from Maker and Principals to Holder of even date herewith, each as amended from time to time, and

         (b) for repayment of the Loan and all other obligations of Maker under the Loan Documents, including without limitation, the Participation and all costs and expenses of Lender in the event of (i) any breach of any of the covenants in Sections 6.3 or 6.4 of the Loan Agreement pertaining to transfers of interests and additional encumbrances, respectively, (ii) the filing by Maker, or the filing against Maker by any Principal, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Maker, or (iii) the failure of Maker to obtain all building permits required for construction of the Improvements.

         The foregoing shall in no way limit or impair the enforcement against the Property or any other security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents.

12.      SALE OF LOAN.

         Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Pledge and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

13.      VENUE.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

14.      JURY TRIAL WAIVER.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY

HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                             MAKER:

                             TRANSEASTERN PLANTATION APARTMENTS, LTD., a Florida limited partnership

                             By: Transeastern Plantation Apts., Inc., a Florida
                                 corporation, its sole general partner

                             By:______________________________________
                             Name:____________________________________
                             Its:_____________________________________